                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 7, 1999



                            CECO ENVIRONMENTAL CORP.
 -------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          New York                     0-7099                   13-2566064
-----------------------------        ----------             -------------------
(State or other jurisdiction         Commission              (IRS Employer
      of incorporation)              File No.)              Identification No.)


        505 University Avenue, Suite 1400
               Toronto, Canada                                   M5G 1X3
----------------------------------------------                 ----------
(Address of principal executive offices)                       (Zip Code)

(Registrant's telephone number, including area code:  (416) 593-6543

Item 2. Acquisition or Disposition of Assets

Stock Purchase Agreement
------------------------

         On December 7, 1999, CECO Environmental Corp. purchased all the issued stock of The Kirk & Blum Manufacturing Company and kbd/Technic, Inc., two companies with related ownership located in Cincinnati, Ohio (collectively, the "Companies"). The stock of the Companies were purchased from the Blum family and various trusts for their benefit. The Blum family members are the descendents of one of the founders of The Kirk & Blum Manufacturing Company. No member of the Blum family was affiliated with CECO Environmental Corp. prior to the acquisition of the Companies by CECO Environmental Corp.

         The consideration for each of the acquisitions was determined through arms-length negotiations between CECO Environmental Corp. and the former owners of the Companies. The purchase price was approximately $25 million dollars plus the assumption of $5 million of existing indebtedness of the Companies.

Employment Agreements, Bonuses and Stock Purchase Warrants
----------------------------------------------------------

         In connection with such acquisition, CECO Group, Inc. entered into a five year employment agreement with Richard J. Blum. Lawrence J. Blum and David
D. Blum entered into five year employment agreements with The Kirk and Blum Manufacturing Company. These employment agreements provide for annual salaries of $206,000, $100,000 and $154,000, respectively, for the three Blums. These agreements granted Richard, Lawrence and David Blum warrants to purchase 448,000, 217,000 and 335,000 shares of common stock of CECO Environmental Corp., respectively, at $2.9375, the closing price of CECO Environmental Corp.'s common stock on December 7, 1999. These warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999.
The warrants have a term of ten years.

         In addition, these employment agreements provide that each of the Blums will be paid a bonus with respect to each of the fiscal years ended as December 31, of 2000, 2001, 2002, 2003 and 2004 equal to, in the aggregate, (i) 25% of the net income before interest and taxes in excess of $4,000,000 of CECO Environmental Corp. as reported on its audited financial statements filed with the Securities and Exchange Commission with respect to such year, less (ii) the contribution made on behalf of such employees to any profit sharing or 401(k) plan by CECO Environmental Corp., CECO Group, Inc., The Kirk & Blum Manufacturing Company or any affiliate (other than contributions made by the employees) with respect to such fiscal year. Of such aggregate bonus, Richard J. Blum will receive 44.8%, Lawrence J. Blum will receive 21.7% and David D. Blum will receive 33.5%.

         No such bonus will be paid if CECO Environmental Corp. or CECO Group, Inc. is in default under any financing agreement with any bank or other financial institution or any other material agreement to which CECO

Environmental Corp. or CECO Group, Inc. is a party, or the payment of such bonus would cause CECO Environmental Corp. or CECO Group, Inc. to be in default under any such agreement. If no bonuses are paid as a result of the operation of the foregoing sentence, the unpaid bonuses will accrue interest at the rate of 8% per annum. Any accrued and unpaid bonuses and interest will be paid as soon as CECO Environmental Corp. or CECO Filters, Inc. ceases to be in default under such agreements and such payment would not cause a default under any such agreement. The payment of these bonuses is also subject to a subordination agreement between the employees and the banks providing financing for the acquisition of the Companies.

Bank Financing
--------------

         The financing for the transaction was provided by a bank loan facility in the amount of $25 million in term loans and a $10 million revolving credit facility. The $14.5 term loan has a maturity of November 30, 2004; the $8.5 million term loan has a maturity of May 31, 2006; and the $2 million term loan has a maturity of 90 days of December 7, 1999. Interim payments of principal are required with respect to the $14.5 million and the $8.5 million term loans. CECO Environmental Corp. intends to borrow against the cash value of life insurance owned by The Kirk & Blum Manufacturing Company in order to repay the $2 million term loan due 90 days after December 7, 1999. The bank loan facility was provided by PNC Bank, National Association, The Fifth Third Bank and Bank One, N.A.

         In addition, as a condition to obtaining the bank financing, CECO Environmental Corp. placed $5 million of subordinated debt. The proceeds of the bank loans and the additional $5 million of subordinated debt were used to pay the purchase prices for the Companies, to pay expenses incurred in connection with the acquisitions, to refinance existing indebtedness and for working capital purposes. In connection with these loans, the banks providing the loan facility received a lien on substantially all the assets of CECO Environmental Corp. and its subsidiaries.

Subordinated Debt
-----------------

         The subordinated debt was provided to CECO Environmental Corp. in the amount of $4,000,000 by Green Diamond Oil Corp., $500,000 by ICS Trustee Services, Inc. and $500,000 by Harvey Sandler. ICS Trustee Services, Inc. and Harvey Sandler are not affiliated with the Company. Green Diamond Oil Corp. is owned 50% by Phillip DeZwirek, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of CECO Environmental Corp. and a major stockholder and 50% by Jason DeZwirek, Phillip DeZwirek's son and a director and secretary of CECO Environmental Corp. and a major stockholder of CECO Environmental Corp. The promissory notes which were issued to evidence the subordinated debt provide that they accrue interest at the rate of 12% per annum, payable semi-annually subject to the subordination agreement with the banks providing the financing referred to above.

         In consideration for the subordinated lenders making CECO Environmental Corp. the subordinated loans, CECO Environmental Corp. issued to the subordinated lenders warrants to purchase up to 1,000,000 shares of CECO Environmental Corporation common stock for $2.25 per share, the closing price of CECO Environmental Corp. common stock on the day that the subordinated lenders entered into an agreement with CECO Environmental Corp. to provide the subordinated loans. The warrants are exercisable from June 6, 2000 until 5:30 p.m. New York time on December 7, 2009. In connection with such warrants, the subordinated lenders were granted certain registration rights with respect to their warrants and shares of common stock of CECO Environmental Corp. into which the warrants are convertible.

The KBD/Technic, Inc. Voting Trust
----------------------------------

         One of the Companies being acquired, kbd/Technic, Inc., may engage in engineering services in the State of Ohio and in other states. In order to be corporation licensed to perform engineering services in the state of Ohio, Ohio law requires that a majority of the stock of kbd/Technic, Inc. be owned by a licensed engineer. CECO Group, Inc. has therefore arranged that the stock of kbd/Technic, Inc. be owned by a voting trust of which Richard J. Blum, the president of CECO Group, Inc., is the trustee. CECO Group, Inc. remains the beneficial owner of 100% of the stock of kbd/Technic, Inc.

The Business of The Kirk & Blum Manufacturing Company and kbd/Technic, Inc.
---------------------------------------------------------------------------

         The newly acquired Kirk & Blum Manufacturing Company ("K&B"), with headquarters in Cincinnati, Ohio, is a leading provider of turnkey engineering, design, manufacturing and installation services in the air pollution control industry. K&B's business is focused on designing, building, and installing clean air systems inside manufacturing plants, as well as systems that purify emissions from manufacturing facilities. K&B serves its customers from offices and plants in Cincinnati, OH, Indianapolis, IN, Louisville and Lexington, KY, Columbia, TN, and Greensboro, NC. In October 1998, Engineering News Record ranked K&B as the largest specialty sheet metal contractor in the country. With a diversified base of more than 1,500 active customers, K&B provides services to a number of industries including aerospace, ceramics, metalworking, printing, paper, food, foundries, metal plating, woodworking, chemicals, tobacco, glass, automotive, and pharmaceuticals. No customer accounted for more than 8% of total 1998 revenue, while the top 50 customers accounted for approximately 54% of K&B's revenues.

         K&B has four lines of business, all evolving from the original air pollution systems business. The largest division, located in six strategic locations and accounting for 76% of net sales in 1998, is the Air Pollution Control Systems Division. This division fabricates and installs industrial ventilation, dust, fume, and mist control systems, as well as automotive spray booth systems, industrial and process piping, and other industrial sheet metal work. Well known customers include General Motors, Procter & Gamble, Ingersoll Milling Machine, Toyota, Saturn, Matsushita, and Alcoa.

         The Custom Metal Fabrication Division accounted for 11% of net sales in 1998. This division fabricates parts, subassemblies, and customized products for air pollution and non-air pollution applications from sheet, plate, and structurals. The Air Pollution Control Systems Division purchases products and services from this division and accounted for 12% of its total sales in 1998. This relationship gives K&B the ability to meet project schedules and cost targets in air pollution control projects while generating additional fabrication revenue in support of non-air pollution control industries in the tri-state region surrounding Cincinnati. External customers include Siemens Energy & Automation, Duriron and Eastman Chemical. At the end of 1998 in an effort to reduce overhead, the Custom Metal Fabrication Division was merged into the Cincinnati Air Pollution Control Systems Division operation.

         The Component Parts Division accounted for 11% of net sales in 1998. This division provides standard and custom components for contractors and companies that design and/or install their own air systems. Products include angle rings, elbows, cut-offs, and other components used in ventilation systems. Major distributors of this division's products include N.B. Handy, Three States Supply, Albina Pipe Bending, and Indiana Supply.

         Kbd/Technic, Inc., a sister company of K&B, is a specialty engineering firm concentrating in industrial ventilation. Services offered include air system testing and balancing, source emission testing, industrial ventilation engineering, turnkey project engineering (civil/structural, electrical), sound and vibration system engineering, and other special projects. In addition to generating service revenue, kbd/Technic, Inc. often serves as a referral source for other K&B divisions. Customers include General Motors, Ford, Baldwin Graphic Products, Emtec, and Heidelberg & Harris.

         K&B has approximately 550 full-time employees, including approximately 425 shop and field personnel represented by unions. The level of field personnel fluctuates with the level of work. Union contracts with shop and field personnel expire on various dates at various locations.

Change in Corporate Structure
-----------------------------

         As part of the acquisition of The Kirk & Blum Manufacturing Company, CECO Environmental Corp. created CECO Group, Inc. as a wholly-owned subsidiary for the purpose of holding all the stock of its operating companies. Immediately following the acquisition of The Kirk & Blum Manufacturing Company, CECO Group, Inc. beneficially owned The Kirk & Blum Manufacturing Company, kbd/Technic, Inc. (through the voting trust referred to above) and the approximately 94% of CECO Filters, Inc. formerly held by CECO Environmental Corp. The other operating companies controlled by CECO Environmental Corp. are wholly-owned subsidiaries of CECO Filters, Inc.

         On December 10, 1999, pursuant to his employment contract with CECO Group, Inc., Richard J. Blum, the president of The Kirk & Blum Manufacturing Company, was appointed President and Chief Executive Officer of CECO Group, Inc.

         CECO Environmental Corp. has no plans to change the business of these two companies and will integrate these companies with the existing businesses of CECO Environmental Corp.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

(a) Financial Statements of Business Acquired.

         No financial statements are included for kbd/Technic, Inc., the second company acquired, because kbd/Technic, Inc. constitutes a financially insignificant portion of the businesses acquired.

         The financial statements of The Kirk & Blum Manufacturing Company for the fiscal years ended December 31, 1996, 1997 and 1998 and the nine-month period ended September 30, 1999 and other data are presented on the following pages:

                      THE KIRK & BLUM MANUFACTURING COMPANY

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                      with

                          INDEPENDENT AUDITORS' REPORT

RIPPE & KINGSTON CO PSC
    Certified Public Accountants
                   & Consultants       Rookwood Building o 1077 Celestial Street
                                                     Cincinnati, Ohio 45202-1696
                                                                  (513) 241-1375
                                                             Fax: (513) 241-7843


The Shareholders
The Kirk & Blum Manufacturing Company


                          Independent Auditors' Report
                          ----------------------------


     We have audited the accompanying balance sheet of The Kirk & Blum Manufacturing Company as of December 31, 1996, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of The Kirk & Blum Manufacturing Company as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                 Rippe & Kingston Co.PSC






April 16, 1997, except for Note 14, as to
Which the date is December 2, 1999.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                                  BALANCE SHEET

                                December 31, 1996




ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                        $    441,578
  Available-for-sale securities                                       2,290,448
  Current portion of debt securities to be held-to-maturity              56,399
  Accounts receivable:
    Trade                                                            14,483,774
    Employee advances and other                                          58,770
    Related party                                                       103,339
                                                                  -------------
                                                                     14,645,883
    Less allowance for doubtful accounts                          (      87,000)
                                                                  -------------
                                                                     14,558,883
  Inventories:
    Raw materials and supplies                                          810,657
    Work in process and finished products                               490,671
                                                                  -------------
                                                                      1,301,328
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                             3,131,953
  Prepaid expenses and deposits                                          65,072
                                                                  -------------
          Total current assets                                       21,845,661

PROPERTY, PLANT AND EQUIPMENT                                         2,962,390

INVESTMENTS AND OTHER ASSETS:
  Capital stock of The Factory Power Company, at cost                    24,300
  Intangible pension asset                                              188,333
  Debt securities to be held-to-maturity, net of
    current portion                                                     696,464
  Cash surrender value of life insurance, net of policy
     loans of $338,509 at December 31, 1996                           2,484,956
                                                                   ------------
          Total investments and other assets                          3,394,054
                                                                   ------------
                                                                    $28,202,104
                                                                   ============


                     The accompanying notes are an integral
                      part of these financial statements.

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                 $  3,563,547
  Accrued liabilities:
    Salaries and wages                                                1,790,202
    Taxes                                                               195,017
    Workers compensation                                                 85,500
    Profit sharing contribution                                         540,906
    Other                                                               225,051
                                                                   ------------
                                                                      2,836,676
  Billings in excess of costs and estimated earnings on
     uncompleted contracts                                              933,408
  Current portion of long-term debt                                      10,000
  Current portion of capital lease obligations                          127,448
  Current portion of post retirement health care liability               40,000
  Note payable - related party                                          320,000
                                                                   ------------
          Total current liabilities                                   7,831,079

LONG-TERM DEBT, less current portion                                    723,670

CAPITAL LEASE OBLIGATIONS, less current portion                         389,854

WORKERS COMPENSATION LIABILITY, net of current portion                  354,763

POST RETIREMENT HEALTH CARE LIABILITY, net of current portion           646,349

PENSION LIABILITY                                                        91,659

SHAREHOLDERS' EQUITY:
  Class A common stock, no par value, authorized 250,000 shares,
    Issued 104,420 shares                                                64,420
  Excess of additional pension liability over unrecognized
    prior service cost                                            (     142,533)
  Retained earnings                                                  18,242,843
                                                                  -------------
          Total shareholders' equity                                 18,164,730
                                                                  -------------
                                                                    $28,202,104
                                                                  =============



                     The accompanying notes are an integral
                      part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                               STATEMENT OF INCOME

                      For The Year Ended December 31, 1996




NET SALES                                                           $66,575,044

COST OF SALES:
  Materials purchased (less discounts and scrap sales)               24,246,975
  Direct labor                                                       14,996,013
  Direct costs                                                        8,366,860
  Manufacturing expenses                                              5,281,449
  Change in ending inventories and percentage of completion costs       631,707
                                                                    -----------
                                                                     53,523,004
                                                                    -----------
          Gross profit                                               13,052,040

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
  Selling                                                             3,510,625
  General and administrative                                          4,785,614
                                                                    -----------
                                                                      8,296,239
                                                                    -----------
          Income from operations                                      4,755,801

OTHER INCOME (EXPENSE):
  Interest income                                                       146,812
  Interest expense                                                 (    112,634)
  Rental income                                                          18,000
  Pension                                                          (    123,200)
  Other                                                                   1,600
                                                                   ------------
                                                                   (     69,422)
                                                                   ------------
          Income before taxes                                         4,686,379

PROVISION FOR INCOME TAXES                                              101,635
                                                                   ------------
          Net income                                               $  4,584,744
                                                                   ============





                     The accompanying notes are an integral
                      part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                        STATEMENT OF SHAREHOLDERS' EQUITY

                      For the Year Ended December 31, 1996



                                                                                    Common Stock
                                               Common Stock - Class A (Note 8)    Class B (Note 8)        Excess of Additional
                                               --------------------------------  -------------------     Pension Liability Over
                                                Held in      Out-                    Out-                  Unrecognized Prior
                                                Treasury   Standing      Amount    Standing    Amount        Service Cost
                                                --------   --------      ------    --------    ------    ----------------------
BALANCE, December 31, 1995, as previously
    reported                                     42,750      64,420      $64,420                              $         -

    Prior period adjustment - minimum pension
      liability adjustment (Note 14)                  -           -            -                                ( 342,359)

   Prior period adjustment - retiree health care      -           -            -                                        -

   Prior period adjustment - self insured
      workers compensation                            -           -            -                                        -
                                                 ------      ------       ------                                ---------

BALANCE, December 31, 1995, Restated             42,750      64,420       64,420                                ( 342,359)

    Retirement of common stock
      held in treasury                          ( 2,750)          -            -                                        -

    Minimum pension liability adjustment              -           -            -                                  199,826

    Net income                                        -           -            -                                        -

    Earnings distributions                            -           -            -                                        -
                                                 ------      ------      -------     -------   --------         ---------

BALANCE, December 31, 1996                       40,000      64,420      $64,420           -   $      -         ($142,533)
                                                 ======      ======      =======      ======   ========         =========


                                                                                 Total
                                                       Retained              Shareholders'
                                                       Earnings                 Equity
                                                      ----------            ---------------
BALANCE, December 31, 1995, as previously
    reported                                          $16,550,313             $16,614,733

    Prior period adjustment - minimum pension
      liability adjustment (Note 14)                            -            (    342,359)

   Prior period adjustment - retiree health care     (    667,452)           (    667,452)

   Prior period adjustment - self insured
      workers compensation                           (    337,262)           (    337,262)
                                                     ------------            ------------

BALANCE, December 31, 1995, Restated                   15,545,599              15,267,660

    Retirement of common stock
      held in treasury                                          -                       -

    Minimum pension liability adjustment                        -                 199,826

    Net income                                          4,584,744               4,584,744

    Earnings distributions                           (  1,887,500)           (  1,887,500)
                                                     ------------            ------------

BALANCE, December 31, 1996                            $18,242,843             $18,164,730
                                                     ============            ============


                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                             STATEMENT OF CASH FLOWS

                      For The Year Ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                    $4,584,744
  Adjustments to reconcile net income to net cash provided by operating activities:
     Loss on sale of equipment                                                                      14,471
     Depreciation and amortization                                                                 786,640
     Amortization of bond discount                                                             (    50,056)
     Change in assets and liabilities:
       Increase in accounts receivable                                                         ( 2,930,744)
       Decrease in inventories                                                                     249,505
       Decrease in prepaid expenses and deposits                                                     8,798
       Increase in cash surrender value of life insurance                                      (   148,310)
       Increase in accounts payable                                                                340,271
       Increase in accrued liabilities                                                             278,117
       Net decrease in billings in excess of costs and estimated earnings and costs and estimated earnings in excess of billings on
         uncompleted contracts                                                                 (   548,486)
       Post retiree health care liability                                                           18,897
                                                                                               -----------
          Net cash provided by operating activities                                              2,603,847
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment                                                                   22,876
  Capital expenditures                                                                         (   703,028)
  Collections on note receivable                                                                   126,400
  Proceeds from maturities of debt securities                                                       55,000
  Purchases of available-for-sale securities                                                   ( 5,040,448)
  Proceeds from sale of available-for-sale securities                                            2,750,000
                                                                                               -----------
          Net cash used in investing activities                                                ( 2,789,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable - related party                                                       320,000
  Principal payments on long-term debt                                                         (    10,000)
  Principal payments on capital lease obligation                                               (   117,532)
  Distributions paid to shareholders                                                           ( 2,700,000)
                                                                                               -----------
          Net cash used in financing activities                                                ( 2,507,532)
                                                                                               -----------
          Net decrease in cash and cash equivalents                                            ( 2,692,885)
CASH AND CASH EQUIVALENTS:
  Beginning of year                                                                              3,134,463
                                                                                               -----------
  End of year                                                                                  $   441,578
                                                                                               ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

        Cash paid during the year for:
           Interest                                                                               $111,307
                                                                                                  ========
           Income taxes                                                                           $ 76,854
                                                                                                  ========


                     The accompanying notes are an integral
                       part of these financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                      For the Year Ended December 31, 1996




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business - The Company manufactures and fabricates custom sheet metal products which include dust and fume control systems, automotive paint booths, tanks and sheet metal component parts. Sales are made on an unsecured basis to customers located throughout the United States.

         Revenue Recognition - For financial reporting purposes, the Company records revenue on all significant contracts using the percentage-of-completion method of accounting. The percentage-of-completion is determined by experienced company personnel on a contract-by-contract basis based on labor and/or material costs incurred relative to total estimated contract costs. The specific method chosen is the most applicable based on the nature of each contract. The contract price is recognized as revenue based upon the percentage of completion. If the contract extends beyond one year and revisions are necessary in cost and profit estimates during the course of the work, they are reflected in the accounting period in which the facts giving rise to the revision become known. General and administrative expenses are charged to expense when incurred.

         The Company uses the completed-contract method of accounting for all contracts where nominal costs have been incurred prior to year-end or the total contract value is relatively insignificant.

         Cash and Cash Equivalents - For purposes of the statement of cash flows, cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         Inventories - The labor content of work-in-process and finished products and all inventories of steel of the Company are valued at the lower of cost or market using the last-in, first-out (LIFO) method. All other inventories of the Company are accounted for at the lower of average cost or market. If the first-in, first-out (FIFO) method of inventory valuation had been used by the Company for all classes of inventory, the carrying value of inventories would have been approximately $1,817,000 higher than that reported at December 31, 1996.

         Depreciation - Depreciation and amortization are computed generally on accelerated methods over the estimated useful lives of the related assets.

         Credit Risk - As of December 31, 1996, the Company's cash on deposit with its bank exceeded the federally insured amount.

         Income Taxes - The Company's shareholders have elected to be treated as an S-Corporation for income tax reporting purposes and, thereby, have the Company's taxable income pass through to its shareholders to be taxed on their individual returns. Certain state and local taxing authorities do not recognize S-Corporation status as allowed under the Internal Revenue Code. In these situations, the Company has provided for income taxes at appropriate rates on applicable taxable income.

         Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   COSTS AND ESTIMATED EARNINGS ON CONTRACTS

         At year end, the Company has several uncompleted construction projects at stages of completion ranging from 5% to 99%. Costs and estimated earnings on these contracts consist of the following at December 31:

        Costs incurred on uncompleted contracts                    $7,079,266
        Estimated earnings on uncompleted contracts                 1,133,506
                                                                   ----------
                                                                    8,212,772
        Less billings to date                                     ( 6,014,227)
                                                                   ----------
                                                                   $2,198,545
                                                                   ==========

         The above amounts are reflected in the financial statements as follows:

         Costs and estimated earnings in excess of billings on uncompleted
           contracts                                                                 $3,131,953
         Billings in excess of costs and estimated earnings on uncompleted
           contracts                                                                (   933,408)
                                                                                     ----------
                                                                                     $2,198,545
                                                                                     ==========


3. INVESTMENTS

         Available-For-Sale Securities - Available-for-sale securities consist of investments in a mutual fund at December 31, 1996. The carrying value of the shares approximate the fair market value at December 31, 1996. The mutual fund paid $38,732 in dividends during 1996.

         Debt Securities to be Held-to-Maturity - Debt securities to be held-to-maturity at December 31 consist of the following:

         Zero coupon municipal bonds, carried at amortized cost
           maturing through March, 1998.                             $745,363
         Notes receivable                                               7,500
                                                                     --------
                                                                     $752,863
                                                                     ========

         The face amount and fair value of the municipal bonds were $800,000 and $729,487 at December 31, 1996, respectively.

4. REVOLVING LINE OF CREDIT

         The Company has available through July 11, 1997, a $6,000,000 line-of-credit which bears interest at the bank's prime rate (8.25% at December 31, 1996). The Company has the option at any time to adjust the interest rate to the London Inter-Bank offered rate (LIBOR) plus 200 basis points. The line-of-credit is unsecured and, at December 31, 1996, had no outstanding borrowings.

5. LONG-TERM DEBT

         Long-term debt at December 31 consists of the following:

       Notes payable to the  beneficiaries  of an estate of a former  shareholder in annual  installments  of  $10,000  plus  interest  at 6% with  payment of the remaining  principal  and  interest  due in 1998, secured by 40,000 shares of
       treasury common stock.                                                            $733,670

       Less current portion                                                             (  10,000)
                                                                                         --------
                                                                                         $723,670
                                                                                         ========

         Future maturities of long-term debt are as follows:

               Year Ending
               December 31,
                   1997                           $ 10,000
                   1998                            723,670
                                                  --------
                                                  $733,670
                                                  ========
6. CAPITAL LEASE OBLIGATIONS

         The Company leases equipment under capital lease obligations expiring through 2001. The assets are being amortized over the related lease terms. The cost included in machinery and equipment and accumulated amortization is $890,982 and $585,059 at December 31, 1996, respectively.

         Future minimum lease payments under the capital lease agreements as of December 31, 1996 for each of the next five years and in the aggregate are:

               Year Ending
               December 31,
                   1997                                        $156,552
                   1998                                         156,552
                   1999                                         156,552
                   2000                                          87,845
                   2001                                          23,961
                                                               --------
                                                                581,462
             Less amount representing interest                (  64,160)
                                                               --------
                                                                517,302
             Less current portion                             ( 127,448)
                                                               --------
                                                               $389,854
                                                               ========



7. RELATED PARTY TRANSACTIONS

         Accounts Receivable - The Company has a non-interest bearing receivable due from an entity which is related through common ownership. The receivable results from expenses paid by the Company on behalf of the related entity, including 401(k) contributions, utility expenses and insurance expenses. The Company also leases space on a month-to-month basis to the related entity for $1,500 per month. Rental income for this related entity was $18,000 for the year ended December 31, 1996.

         Note Payable - The Company has an unsecured $320,000 demand note payable to The Factory Power Company, an entity in which the Company has stock ownership. Interest is due monthly at the London Inter-Bank offered rate (LIBOR) (5.5% at December 31, 1996) plus .75%.


8. COMMON STOCK AND SUBSEQUENT EVENT

         Under agreements with certain employee/shareholders, the Company is required to redeem their holdings of common stock in the event of the employee's death, desire to sell, termination of employment, or retirement. Shares purchased by the employee/shareholders prior to December 14, 1969 (1,750 shares) are redeemable at 75% of the book value per share of the Company for the fiscal year end preceding the date of the transaction.

         Under agreements with certain other shareholders, the Company has the right of first refusal regarding the sale or other transfer of the Company's common stock.

         On March 19, 1997, the Company amended its Articles of Incorporation and authorized 300,000 shares of no par value common stock, of which 75,000 shares are Class A voting and 225,000 shares of Class B non-voting common stock. Each shareholder has the same rights and privileges except that the Class B non-voting shareholders cannot vote. The Company issued 188,010 shares of Class B non-voting common stock.

9. LEASE COMMITMENTS

         The Company is committed under noncancelable operating lease agreements to lease certain plant facilities, computer equipment and other equipment through January, 1998.

         Future minimum annual operating lease payments are approximately as follows:

               Year Ending
              December 31,
                  1997                                         $ 96,000
                  1998                                            4,000
                                                               --------
                                                               $100,000
                                                               ========

         Total rental expense was approximately $1,107,000 for 1996.

10.    PENSION AND PROFIT SHARING PLANS

         The Company sponsors a noncontributory defined benefit pension plan for certain union employees. The plan is funded in accordance with the funding requirements of the Employee Retirement Income Security Act of 1974.

         Net periodic pension cost for the fiscal period ended December 31, 1996 is as follows:

         Service cost                                      $155,400
         Interest cost                                      183,700
         Return on plan assets                            ( 168,300)
         Net amortization and deferral                    (  47,600)
                                                           --------
         Net periodic pension cost                         $123,200
                                                           ========

         The following reconciles the funded status of the defined benefit plan with amounts recognized in the accompanying balance sheet at December 31:

         Actuarial present value of benefit obligations:

         Vested benefits                                    $2,641,360
         Nonvested benefits                                     44,712
                                                            ----------
         Accumulated benefit obligation                      2,686,072
         Effect of anticipated future events                   393,515
                                                            ----------
         Projected benefit obligation                        3,079,587
         Plan assets at fair value                         ( 2,594,413)
                                                            ----------
         Unfunded excess of projected benefit
           obligation over plan assets                      $  485,174
                                                            ==========


         The unfunded excess consists of the following:

         Unamortized prior service costs                     $188,333
         Unrecognized net asset at transition               ( 158,800)
         Unrecognized net loss                                694,848
         Prepaid pension asset                              ( 239,207)
                                                             --------
                                                             $485,174
                                                             ========

         Unamortized prior service cost                      $188,333
         Unrecognized net asset at transition               ( 158,800)
         Unrecognized net loss                                694,848
         Prepaid pension asset                              ( 239,207)
                                                             --------
                                                             $485,174
                                                             ========

         The Company has recognized the excess of the accumulated benefit obligation in excess of the plan assets, the minimum liability, of $91,659, in the balance sheet at December 31, 1996.

         The weighted average discount rate used in determining the net periodic pension income and the projected benefit obligation was 7% for the year ended December 31, 1996. The expected rate of return on plan assets utilized was 8.5% for the year ended December 31, 1996. Benefits under the plan are not based on wages and, therefore, future wage adjustments have no effect on the projected benefit obligation.

         The Company also sponsors a post retirement health care plan for office employees. Effective January 1, 1990, the plan was amended and retirees after that date are not eligible to receive benefits under the plan. The plan allows retirees who have attained the age of 65 to elect the type of coverage desired. The following amounts relate to the Company's defined benefit post retirement health care plan at December 31, 1996.

      Benefit obligation                                             $686,349
      Fair value of plan assets                                             -
                                                                     --------
      Funded status                                                 ($686,349)
                                                                     ========
      Accrued benefit cost recognized in the statement of
        financial position                                           $686,349
      Weighted average assumption - discount rate                           7%

         Benefits under the plan are not based on wages and, therefore, future wage adjustments have no effect on the projected benefit obligation. For measurement purposes, a 7% annual rate of increase in the cost of health care benefits was assumed for 1996. The rate was assumed to increase through 2004 at 4% to 6%.

         Benefit cost                                          $113,150
         Company distributions                                  121,225
         Benefits paid                                          121,225

         In addition to the above, the Company contributes to several multi-employer defined benefit plans. These plans cover substantially all of its contracted union employees not covered in the aforementioned plan. If the Company were to withdraw from its participation in these multi-employer plans at that time, the Company will be required to contribute its share of the Plan's unfunded benefit obligation. Management has no intention of withdrawing from any plan and, therefore, no liability has been provided for in the accompanying financial statements.

         The Company also sponsors a profit sharing and 401(k) savings retirement plan for non-union employees. The plan covers substantially all employees who have completed one year of service, completed 1,000 hours of service and who have attained 21 years of age. The plan allows the Company to make discretionary contributions and provides for employee salary reductions of up to 15%. The Company provides matching contributions of 25% of the first 5% of employee contributions. Matching contributions during 1996 were $57,185. Discretionary contributions for the year ended December 31, 1996 were $542,815.

         Amounts charged to pension expense under the above plans totaled approximately $1,224,000 for the year ended December 31, 1996.

11. SELF-INSURANCE COVERAGES

         The Company is self-insured for workers compensation coverage in the state of Ohio, in accordance with the requirements of the state. In Ohio, the Company will pay all eligible workers compensation claims up to $350,000 per individual and the statutory limit in the aggregate for the state. All eligible claims in excess of these amounts are covered under a policy with an insurance company. The balance sheet includes a liability of $440,263 at December 31, 1996 for claims incurred.

12.    PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at December 31, 1996 consist of the following:

         Land                                                       $   247,773
         Buildings and improvements                                   4,749,771
         Machinery and equipment                                      8,204,993
         Automotive                                                     733,332
         Office furniture and fixtures                                1,223,776
                                                                    -----------
                                                                     15,159,645
         Less accumulated depreciation and amortization            ( 12,197,255)
                                                                    -----------
                   Net property, plant and equipment                $ 2,962,390
                                                                    ===========


13.    ACCOUNTS RECEIVABLE

         Accounts receivable at December 31, 1996 includes unbilled amounts of $2,477,066. Unbilled amounts at year end represent work performed during the year which are not billed until January of the following year.

14.    PRIOR PERIOD ADJUSTMENT

         Shareholders' equity at December 31, 1995 has been adjusted to correct an error for not previously recording a minimum pension liability relating to a defined benefit plan for union employees. The accumulated benefit obligation exceeded the plan assets at December 31, 1995. The error had no effect on net income for 1996.

         The accompanying 1996 financial statements have been restated to correct for errors associated with the underrecording of liabilities related to self insured workers compensation for the State of Ohio and benefits due under a retiree health care plan. The net effect was to decrease net income for 1996 by $121,898. Retained earnings at the beginning of 1996 has been decreased by $1,004,714 for the effects of not recording the liabilities at December 31, 1995.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                      with

                          INDEPENDENT AUDITORS' REPORT

RIPPE & KINGSTON CO PSC
Certified Public Accountants
& Consultants                          Rookwood Building o 1077 Celestial Street
                                                     Cincinnati, Ohio 45202-1696
                                                                  (513) 241-1375
                                                             Fax: (513) 241-7843


The Shareholders
The Kirk & Blum Manufacturing Company


                          Independent Auditors' Report


     We have audited the accompanying balance sheet of The Kirk & Blum Manufacturing Company as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of The Kirk & Blum Manufacturing Company as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                         Rippe & Kingston Co.PSC







March 11, 1999

                      THE KIRK & BLUM MANUFACTURING COMPANY

                                  BALANCE SHEET

                           December 31, 1998 and 1997

ASSETS                                                                              1998                  1997
------                                                                              ----                  ----
CURRENT ASSETS:
  Cash and cash equivalents                                                      $  1,359,776          $  1,129,544
  Available-for-sale securities                                                             -             1,025,808
  Securities to be held-to-maturity                                                         -               745,740
  Accounts receivable:
    Trade                                                                          14,681,985            14,328,645
    Employee advances and other                                                        46,880                83,453
    Related party                                                                      44,118                44,232
                                                                                 ------------          ------------
                                                                                   14,772,983            14,456,330
    Less allowance for doubtful accounts                                             (125,000)              (87,000)
                                                                                 ------------          ------------
                                                                                   14,647,983            14,369,330
  Inventories:
    Raw materials and supplies                                                        626,920               752,693
    Work in process and finished products                                             460,505               399,781
                                                                                 ------------          ------------
                                                                                    1,087,425             1,152,474
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                                           2,029,373             2,207,121
  Prepaid expenses and deposits                                                       211,305               191,303
                                                                                 ------------          ------------
          Total current assets                                                     19,335,862            20,821,320
PROPERTY, PLANT AND EQUIPMENT                                                       2,762,749             2,782,558
INVESTMENTS AND OTHER ASSETS:
  Capital stock of The Factory Power Company, at cost                                  24,300                24,300
  Intangible pension asset                                                            186,467               173,934
  Cash surrender value of life insurance, net of policy loans
    of $117,731 at December 31, 1998 and 1997                                       2,741,442             2,578,544
                                                                                 ------------          ------------
          Total investments and other assets                                        2,952,209             2,776,778
                                                                                 ------------          ------------
                                                                                  $25,050,820           $26,380,656
                                                                                 ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                               $  2,817,657          $  2,218,846
  Accrued liabilities:
    Salaries and wages                                                              1,842,472             1,652,361
    Taxes                                                                             165,857               164,026
    Workers compensation                                                               98,000               109,000
    Profit sharing contribution                                                       432,557               390,538
    Other                                                                             784,463               402,718
                                                                                 ------------          ------------
                                                                                    3,323,349             2,718,643
  Billings in excess of costs and estimated earnings on
    uncompleted contracts                                                             364,446             1,536,410
  Current portion of long-term debt                                                         -               723,670
  Current portion of capital lease obligations                                        144,470               135,691
  Current portion of post retirement healthcare liability                              40,000                40,000
                                                                                 ------------          ------------
          Total current liabilities                                                 6,689,922             7,373,260
LINE OF CREDIT                                                                      4,000,000                     -
CAPITAL LEASE OBLIGATIONS, less current portion                                       107,521               254,164
WORKERS COMPENSATION LIABILITY less current portion                                   147,529               245,708
POST RETIREMENT HEALTHCARE LIABILITY, less current portion                            627,699               656,244
PENSION LIABILITY                                                                           -               161,710
SHAREHOLDERS' EQUITY:
  Class A common stock, no par value, 105,000 shares,
    authorized, 102,670 issued                                                         62,670                62,670
  Class B nonvoting common stock, no par value, 225,000
    shares authorized, 188,010 shares issued and outstanding                          188,010               188,010
  Accumulated other comprehensive income                                                    -              (214,226)
  Retained earnings                                                                13,227,469            17,653,116
                                                                                 ------------          ------------
          Total shareholders' equity                                               13,478,149            17,689,570
                                                                                 ------------          ------------
                                                                                  $25,050,820           $26,380,656
                                                                                 ============          ============


                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                               STATEMENT OF INCOME

                 For The Years Ended December 31, 1998 and 1997



                                                                                     1998                  1997
                                                                                  -----------           -----------
NET SALES                                                                         $69,443,929           $63,420,741

COST OF SALES:
  Materials purchased (less discounts and scrap sales)                             23,474,968            23,236,675
  Direct labor                                                                     18,261,258            15,222,995
  Direct costs                                                                      9,647,061             8,149,281
  Manufacturing expenses                                                            5,143,569             5,025,975
  Change in ending inventories and percentage of
    completion costs                                                                  265,462               316,941
                                                                                  -----------           -----------
                                                                                   56,792,318            51,951,867
                                                                                  -----------           -----------
          Gross profit                                                             12,651,611            11,468,874

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
  Selling                                                                           3,719,505             3,410,621
  General and administrative                                                        5,134,988             4,953,749
                                                                                  -----------           -----------
                                                                                    8,854,493             8,364,370
                                                                                  -----------           -----------
          Income from operations                                                    3,797,118             3,104,504

OTHER INCOME (EXPENSE):
  Interest income                                                                      90,096               193,414
  Interest expense                                                                   (263,584)              (90,345)
  Rental income                                                                        21,600                21,700
  Other                                                                                26,694               185,808
                                                                                  -----------           -----------
                                                                                     (125,194)              310,577
                                                                                  -----------           -----------
          Income before taxes                                                       3,671,924             3,415,081

PROVISION FOR INCOME TAXES                                                             62,571                60,110
                                                                                  -----------           -----------

          Net income                                                              $ 3,609,353           $ 3,354,971
                                                                                  ===========           ===========



                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                        STATEMENT OF SHAREHOLDERS' EQUITY

                 For the Years Ended December 31, 1998 and 1997


                                                                                            Common Stock          Accumulated Other
                                                         Common Stock - Class A                Class B             Comprehensive
                                                     -------------------------------     -------------------      Income - Minimum
                                                     Held in       Out-                    Out-                   Pension Liability
                                                     Treasury    Standing     Amount     Standing     Amount         Adjustment
                                                     ---------   ---------   --------    ---------   --------     -----------------
BALANCE, December 31, 1996, as
  previously reported                                  40,000     64,420      $64,420                                   ($142,533)

  Prior period adjustment - retiree health care             -          -            -                                           -
  Prior period adjustment - self insured
    workers compensation                                    -          -            -                                           -
                                                       ------     ------       ------                                    --------
BALANCE, December 31, 1996, as restated                40,000     64,420       64,420                                    (142,533)

  Comprehensive income:
    Net income (Note 14)                                    -          -            -                                           -
    Other comprehensive income:
      Minimum pension liability adjustment                  -          -            -                                     (71,693)
    Comprehensive income

  Purchase and retirement of common stock                   -     (1,750)      (1,750)                                          -
  Issuance of common stock                                  -          -            -     188,010     $188,010                  -
  Distributions                                             -          -            -           -            -                  -
                                                       ------     ------       ------     -------     --------          ---------
BALANCE, December 31, 1997                             40,000     62,670       62,670     188,010      188,010           (214,226)

  Comprehensive income:
    Net income                                              -          -            -           -            -                  -
    Other comprehensive income:
      Minimum pension liability adjustment                  -          -            -           -            -            214,226
    Comprehensive income

  Distributions                                             -          -            -           -             -                 -
                                                       ------     ------       ------     -------     --------          ---------

BALANCE, December 31, 1998                             40,000     62,670      $62,670     188,010     $188,010            $     -
                                                       ======     ======      =======     =======     ========          =========

[RESTUBBED TABLE]

                                                                            Total
                                                          Retained       Shareholders'
                                                          Earnings          Equity
                                                         -----------     -------------
BALANCE, December 31, 1996, as
  previously reported                                    $19,369,455      $19,291,342

  Prior period adjustment - retiree health care             (686,349)        (686,349)
  Prior period adjustment - self insured
    workers compensation                                    (440,263)        (440,263)
                                                         -----------      -----------

BALANCE, December 31, 1996, as restated                   18,242,843       18,164,730

  Comprehensive income:
    Net income (Note 14)                                   3,354,971        3,354,971
    Other comprehensive income:
      Minimum pension liability adjustment                         -          (71,693)
                                                                           ----------
    Comprehensive income                                                    3,283,278

  Purchase and retirement of common stock                   (116,360)        (118,110)
  Issuance of common stock                                  (188,010)               -
  Distributions                                           (3,640,328)      (3,640,328)
                                                          ----------       ----------
BALANCE, December 31, 1997                                17,653,116       17,689,570

  Comprehensive income:
    Net income                                             3,609,353        3,609,353
    Other comprehensive income:
      Minimum pension liability adjustment                         -          214,226
                                                                         ------------
    Comprehensive income                                                    3,823,579

  Distributions                                           (8,035,000)      (8,035,000)
                                                         -----------      -----------
BALANCE, December 31, 1998                               $13,227,469      $13,478,149
                                                         ===========      ===========



                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                             STATEMENT OF CASH FLOWS

                 For The Years Ended December 31, 1998 and 1997


                                                                                     1998                  1997
                                                                                  -----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                       $3,609,353            $3,354,971
  Adjustments to reconcile net income to net cash provided by operating activities:
     Gain (loss) on sale of equipment                                                 (17,763)               (4,004)
     Depreciation and amortization                                                    740,303               751,574
     Allowance for doubtful accounts                                                   38,000                     -
     Amortization of bond discount                                                     (4,260)              (50,377)
     Changes in assets - (increase) decrease:
       Accounts receivable                                                           (316,653)              195,153
       Inventories                                                                     65,049               148,854
       Prepaid expenses and deposits                                                   19,981              (113,474)
       Cash surrender value of life insurance                                        (162,898)              (93,588)
     Changes in liabilities - increase (decrease):
       Accounts payable                                                               598,811            (1,344,701)
       Accrued liabilities                                                            506,527              (227,088)
       Billings in excess of costs and estimated earnings and
         costs and estimated earnings in excess of billings                          (994,216)            1,527,834
       Post retirement healthcare liability                                           (28,545)                9,895
                                                                                   ----------            ----------
          Net cash provided by operating activities                                 4,053,689             4,155,049
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment                                                      17,763                13,165
  Capital expenditures                                                               (720,494)             (580,903)
  Collections on note receivable                                                            -                 1,900
  Proceeds from redemption of securities held to maturity                             750,000                50,000
  Purchases of available-for-sale securities                                                -            (1,335,360)
  Proceeds from sale of available-for-sale securities                               1,025,808             2,600,000
                                                                                   ----------            ----------
          Net cash provided by investing activities                                 1,073,077               748,802
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit                                                  4,000,000                     -
  Principal payments on long-term debt                                               (723,670)             (330,000)
  Principal payments on capital lease obligation                                     (137,864)             (127,447)
  Distributions paid to shareholders                                               (8,035,000)           (3,640,328)
  Payments to purchase common stock                                                         -              (118,110)
                                                                                   ----------            ----------
          Net cash used in financing activities                                    (4,896,534)           (4,215,885)
                                                                                   ----------            ----------
          Net increase in cash and cash equivalents                                   230,232               687,966

                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                 For The Years Ended December 31, 1998 and 1997



                                                                   1998                  1997
                                                                -----------           -----------
CASH AND CASH EQUIVALENTS:
  Beginning of year                                               1,129,544               441,578
                                                                -----------           -----------
  End of year                                                    $1,359,776            $1,129,544
                                                                ===========           ===========




SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid during the year for:
           Interest                                             $    91,795           $    99,600
                                                                ===========           ===========
           Income taxes                                         $    56,573           $   109,564
                                                                ===========           ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 1998 and 1997





1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business - The Company manufactures and fabricates custom sheet metal products which include dust and fume control systems, automotive paint booths, tanks and sheet metal component parts. Sales are made on an unsecured basis to customers located throughout the United States.

     Revenue Recognition - For financial reporting purposes, the Company records revenue on all significant contracts using the percentage-of-completion method of accounting. The percentage-of-completion is determined by experienced company personnel on a contract-by-contract basis based in part on costs incurred, efforts expended and results achieved. The specific method chosen is the most applicable based on the nature of each contract. Because of inherent uncertainties in estimating, it is at least reasonably possible that the estimates used will change within the near term. The contract price is recognized as revenue based upon the percentage of completion. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative expenses are charged to expense when incurred.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     The Company uses the completed-contract method of accounting for all contracts where nominal costs have been incurred prior to year-end or the total contract value is relatively insignificant.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, cash and cash equivalents include highly liquid investments with original maturities of three months or less.

     Inventories - The labor content of work-in-process and finished products and all inventories of steel of the Company are valued at the lower of cost or market using the last-in, first-out (LIFO) method. All other inventories of the Company are accounted for at the lower of average cost or market. If the first-in, first-out (FIFO) method of inventory valuation had been used by the Company for all classes of inventory, the carrying value of inventories would have been approximately $2,026,000 and $1,978,000 higher than that reported at December 31, 1998 and 1997, respectively.

     Depreciation - Depreciation and amortization are computed generally on accelerated methods over the estimated useful lives of the related assets.

     Credit Risk - As of December 31, 1998 and 1997, the Company's cash on deposit with its bank exceeded the federally insured amount.

     Income Taxes - The Company's shareholders have elected to be treated as an S-Corporation for income tax reporting purposes and, thereby, have the Company's taxable income pass through to its shareholders to be taxed on their individual returns. Certain state and local taxing authorities do not recognize S-Corporation status as allowed under the Internal Revenue Code. In these situations, the Company has provided for income taxes at appropriate rates on applicable taxable income.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising - The Company expenses all advertising costs as incurred. Advertising expense was approximately $150,000 and $100,000 for 1998 and 1997, respectively.

2. COSTS AND ESTIMATED EARNINGS ON CONTRACTS

     At year end, the Company has several uncompleted construction projects at stages of completion ranging from 5% to 99%. Costs and estimated earnings on these contracts consist of the following at December 31:

                                                        1998           1997
                                                     ----------     ----------
    Costs incurred on uncompleted contracts          $6,645,680     $6,492,702
    Estimated earnings on uncompleted contracts       1,214,520        871,535
                                                     ----------     ----------
                                                      7,860,200      7,364,237
    Less billings to date                            (6,195,273)    (6,693,526)
                                                     ----------     ----------
                                                     $1,664,927     $  670,711
                                                     ==========     ==========




2. COSTS AND ESTIMATED EARNINGS ON CONTRACTS (Continued)

     The above amounts are reflected in the financial statements as follows:

                                                             1998          1997
                                                          ----------    ----------
     Costs and estimated earnings in excess of billings
       on uncompleted contracts                           $2,029,373    $2,207,121
     Billings in excess of costs and estimated earnings
       on uncompleted contracts                             (364,446)   (1,536,410)
                                                          ----------    ----------
                                                          $1,664,927    $  670,711
                                                          ==========    ==========

3. INVESTMENTS

     Available-For-Sale Securities - Available-for-sale securities consist of investments in a mutual fund at December 31, 1997. The carrying value of the shares approximate the fair market value at December 31, 1997. The account was closed during 1998. The mutual fund paid $18,847 and $85,360 in dividends during 1998 and 1997, respectively.

     Debt Securities to be Held-to-Maturity - Debt securities to be held-to-maturity at December 31 consist of the following:

                                                          1998            1997
     Zero coupon municipal bonds, carried at
     amortized cost maturing through March, 1998.        $   -         $745,740

     The face amount and fair value of the municipal bonds were $750,000 and $745,193 at December 31, 1997.

4. REVOLVING LINE OF CREDIT

     The Company has available through April 30, 2001, a $12,000,000 line-of-credit ($6,000,000 at December 31, 1997) which bears interest at either the bank's prime rate minus 125 basis points or the London Inter-Bank offered rate (LIBOR) plus 100 basis points. The Company may elect the LIBOR rate on all or any portion of the outstanding line of credit balance, in minimum amounts of $250,000. If elected, the Company must select a LIBOR interest period between 30 and 360 days. Interest is due at the end of the selected period at the applicable LIBOR rate. The Company has elected the LIBOR rate and a 30 day interest period at December 31, 1998. The 30 day LIBOR rate at December 31, 1998 was 5.06%. The line-of-credit is unsecured. The Company is required to meet certain financial covenants regarding minimum net worth and debt to equity under this agreement.

 5.   LONG-TERM DEBT

     Long-term debt at December 31 consists of the following:

                                                                                  1998                1997
                                                                                --------            --------
     Notes  payable  to the  beneficiaries  of an  estate  of a former shareholder  in annual installments  of $10,000 plus interest at 6%
     with payment of the remaining  principal and interest due in 1998,
     secured by 40,000 shares of treasury common stock.                         $    -              $723,670

       Less current portion                                                          -              (723,670)
                                                                                -------             --------
                                                                                $    -              $      -
                                                                                =======             ========

6. CAPITAL LEASE OBLIGATIONS

     The Company leases equipment under capital lease obligations expiring through 2001. The assets are being amortized over the related lease terms. The cost included in machinery and equipment and accumulated amortization is $890,982 and $751,962 at December 31, 1998, respectively and $890,982 and
$672,464 at December 31, 1997, respectively.

     Future minimum lease payments under the capital lease agreements as of December 31, 1998 for each of the next five years and in the aggregate are:

        Year Ending
        December 31,
        ------------
           1999                                                $156,552
           2000                                                  87,845
           2001                                                  21,788
                                                              ---------
                                                                266,185
       Less amount representing interest                        (14,194)
                                                              ---------
                                                                251,991
       Less current portion                                    (144,470)
                                                              ---------
                                                               $107,521
                                                              =========


7. RELATED PARTY TRANSACTIONS

     Accounts Receivable - The Company has a non-interest bearing receivable due from an entity which is related through common ownership. The receivable results from expenses paid by the Company on behalf of the related entity, including 401(k) contributions, utility expenses and insurance expenses. The Company also leases space on a month-to-month basis to the related entity for approximately $1,800 per month. Rental income from this related entity was $21,600 and $21,700 for the years ended December 31, 1998 and 1997, respectively.

8. COMMON STOCK


     Under agreements with certain employee/shareholders, the Company is required to redeem their holdings of common stock in the event of the employee's death, desire to sell, termination of employment, or retirement. Shares purchased by the employee/shareholders prior to December 14, 1969 (1,750 shares) are redeemable at 75% of the book value per share of the Company for the fiscal year end preceding the date of the transaction.


     Under agreements with certain other shareholders, the Company has the right of first refusal regarding the sale or other transfer of the Company's common stock.

     On March 19, 1997, the Company amended its Articles of Incorporation and authorized 300,000 shares of no par value common stock, of which 75,000 shares are Class A voting and 225,000 shares of Class B non-voting common stock. Each shareholder has the same rights and privileges except that the Class B non-voting shareholders cannot vote. The Company issued 188,010 shares of Class B non-voting common stock.

     On March, 16, 1998, the Company amended the Articles of Incorporation and increased the number of authorized Class A voting common stock to 105,000 shares.

9. LEASE COMMITMENTS

     The Company is committed under noncancelable operating lease agreements to lease certain plant facilities and office equipment through June, 2001.

     Future minimum annual operating lease payments are approximately as follows:

        Year Ending
       December 31,
       ------------
           1999                              $142,000
           2000                                96,000
           2001                                10,000
                                             --------
                                             $248,000
                                             ========

     Total rental expense was approximately $1,238,000 and $1,144,000 for 1998 and 1997, respectively.

10. PENSION AND PROFIT SHARING PLANS

     The Company sponsors a noncontributory defined benefit pension plan for certain union employees. The plan is funded in accordance with the funding requirements of the Employee

Retirement Income Security Act of 1974.

     The Company also sponsors a postretirement health care plan for office employees. Effective January 1, 1990, the Plan was amended and retirees after that date are not eligible to receive benefits under the plan. The Plan allows retirees who have attained the age of 65 to elect the type of coverage desired.

     The following amounts relate to the Company's defined benefit pension and postretirement health care plans:

                                                      Pension Benefits               Postretirement Benefits
                                               -----------------------------       --------------------------
                                                    1998            1997               1998             1997
                                                    ----            ----               ----             ----
    Benefit obligation at December 31            $3,255,529       $3,297,069         $667,699         $696,244
    Fair value of plan assets at
      December 31                                 2,959,800        2,756,614                -                -
                                                -----------      -----------        ----------       ---------
    Funded status                               ($  295,729)     ($  540,455)       ($667,699)       ($696,244)
                                                ===========      ===========        =========        =========


    Unamortized prior service costs              $  186,467       $  173,934
    Unrecognized net asset at transition            (78,200)        (118,500)
    Unrecognized net loss                           423,252          711,471
    Prepaid pension asset                          (235,790)        (226,450)
                                                -----------      -----------
                                                ($  295,729)     ($  540,455)
                                                ===========      ===========

     The Company has recognized the excess of the accumulated benefit obligation in excess of the plan assets, the minimum liability, of $161,710 in the balance sheet at December 31, 1997.

                                                          Pension Benefits             Postretirement Benefits
                                                         --------------------         --------------------------
                                                         1998            1997           1998            1997
                                                         ----            ----           ----            ----
    Accrued benefit cost recognized
      in the statement of financial
      position                                                                       $667,699         $696,244

    Weighted average assumptions
      as of December 31:

        Discount rate                                   7%              7%                7%              7%
        Expected return on plan assets                8.5%            8.5%                -                -
        Rate of compensation increase                   -                -                -                -


     Benefits under the plans are not based on wages and, therefore, future wage adjustments have no effect on the projected benefit obligations. For measurement purposes, a 7% annual rate of increase in the cost of health care benefits was assumed for 1999. The rate was assumed to increase through 2004 at 4% to 6%.

                                          Pension Benefits              Postretirement Benefits
                                     --------------------------        --------------------------
                                        1998             1997             1998            1997
                                        ----             ----             ----            ----
  Benefit cost                       $ 91,300         $105,800         $118,602         $117,498
  Company contributions               100,000           93,966           99,996           88,723
  Benefits paid                       163,494          143,721           99,996           88,723


     In connection with collective bargaining agreements, the Company participates with other companies in defined benefit pension plans. These plans cover substantially all of its contracted union employees not covered in the aforementioned plan. If the Company were to withdraw from its participation in these multi-employer plans at that time, the Company will be required to contribute its share of the Plan's unfunded benefit obligation. Management has no intention of withdrawing from any Plan and, therefore, no liability has been provided for in the accompany-ing financial statements.

     The Company also sponsors a profit sharing and 401(k) savings retirement plan for non-union employees. The plan covers substantially all employees who have completed one year of service, completed 1,000 hours of service and who have attained 21 years of age. The plan allows the Company to make discretionary contributions and provides for employee salary reductions of up to 15%. The Company provides matching contributions of 25% of the first 5% of employee contributions. Matching contributions during 1998 and 1997 were $56,178 and $59,462, respectively. Discretionary contributions for the years ended December 31, 1998 and 1997 were $434,806 and $390,538, respectively.

     Amounts charged to pension expense under the above plans totaled approximately $2,038,177 and $1,495,700 for the years ended December 31, 1998 and 1997, respectively.

11. SELF-INSURANCE COVERAGES

     The Company is self-insured for workers compensation coverage in the state of Ohio, in accordance with the requirements of the state. In Ohio, the Company will pay all eligible workers compensation claims up to $225,000 per individual and the statutory limit in the aggregate for the state. All eligible claims in excess of these amounts are covered under a policy with an insurance company. The balance sheet includes a liability of $245,529 and $354,708 at December 31, 1998 and 1997, respectively, for claims incurred.

12. PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment consists of the following at December 31:


                                                                      1998                   1997
                                                                   -----------           -----------
       Land                                                        $    247,772          $    247,773
       Buildings and improvements                                     4,841,033             4,841,033
       Machinery and equipment                                        8,850,776             8,449,371
       Automotive                                                       918,377               786,345
       Office furniture and fixtures                                  1,216,227             1,249,832
                                                                   ------------          ------------
                                                                     16,074,185            15,574,354
       Less accumulated depreciation and amortization               (13,311,436)          (12,791,796)
                                                                   ------------          ------------
                 Net property, plant and equipment                 $  2,762,749          $  2,782,558
                                                                   ============          ============

13. ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1998 and 1997 includes unbilled amounts of $1,785,411 and $2,314,550, respectively. Unbilled amounts at year end represent work performed during the year which are not billed until January of the following year.

14. PRIOR PERIOD ADJUSTMENT

     The accompanying financial statements for 1997 have been restated to correct for errors associated with the underrecording of liabilities related to self insured workers compensation for the State of Ohio, additional insurance premiums and benefits due under a retiree health care plan. The net effect of the restatements was to decrease net income for 1997 by $72,709. Retained earnings at the beginning of 1997 has been decreased by $1,126,612 for the effects not recording the liabilities at December 31, 1996.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                              FINANCIAL STATEMENTS

                            FOR THE NINE MONTH PERIOD

                            ENDED SEPTEMBER 30, 1999

                      THE KIRK & BLUM MANUFACTURING COMPANY

                                  BALANCE SHEET

                               September 30, 1999



ASSETS
------
CURRENT ASSETS:
  Cash and cash equivalents                                                            $    668,980
  Accounts receivable:
    Trade                                                                                 9,786,839
    Employee advances and other                                                              20,814
    Related party                                                                            43,468
                                                                                       ------------
                                                                                          9,851,121
    Less allowance for doubtful accounts                                               (    125,000)
                                                                                       ------------
                                                                                          9,726,121
  Inventories:
    Raw materials and supplies                                                              902,067
    Work in process and finished products                                                   490,448
                                                                                       ------------
                                                                                          1,392,515
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                                                 5,950,927
  Prepaid expenses and deposits                                                             129,562
                                                                                       ------------
          Total current assets                                                           17,868,105
PROPERTY, PLANT AND EQUIPMENT                                                             2,594,941
INVESTMENTS AND OTHER ASSETS:
  Capital stock of The Factory Power Company, at cost                                        24,300
  Intangible pension asset                                                                  270,488
  Cash surrender value of life insurance, net of policy loans of $117,306                 2,812,926
                                                                                       ------------
          Total investments and other assets                                              3,107,714
                                                                                       ------------

                                                                                        $23,570,760
                                                                                        ===========

                     The accompanying notes are an integral
                       part of these financial statements.

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Line of credit                                                                   $  5,000,000
  Accounts payable                                                                    1,796,358
  Accrued liabilities:
    Salaries and wages                                                                1,320,135
    Taxes                                                                               174,999
    Workers compensation                                                                 98,000
    Profit sharing contribution                                                         282,000
    Other                                                                               543,205
                                                                                   ------------
                                                                                      2,418,339
  Billings in excess of costs and estimated earnings on uncompleted contracts           164,815
  Current portion of capital lease obligations                                           66,431
  Current portion of post retirement healthcare liability                                40,000
                                                                                   ------------
          Total current liabilities                                                   9,485,943
CAPITAL LEASE OBLIGATIONS, less current portion                                          32,625
WORKERS COMPENSATION LIABILITY less current portion                                      75,316
POST RETIREMENT HEALTHCARE LIABILITY, less current portion                              674,085
PENSION LIABILITY                                                                       100,685
SHAREHOLDERS' EQUITY:
  Class A common stock, no par value, 105,000 shares, authorized,
    102,670 issued and outstanding                                                       62,670
  Class B nonvoting common stock, no par value, 225,000 shares
    authorized, 188,010 shares issued and outstanding                                   188,010
  Accumulated other comprehensive loss                                              (    57,297)
  Retained earnings                                                                  13,008,723
                                                                                   ------------
          Total shareholders' equity                                                 13,202,106
                                                                                   ------------

                                                                                    $23,570,760
                                                                                   ============

                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                               STATEMENT OF INCOME

                  For The Nine Months Ended September 30, 1999



NET SALES                                                                        $48,867,865

COST OF SALES:
  Materials purchased (less discounts and scrap sales)                            16,907,069
  Direct labor                                                                    13,700,833
  Direct costs                                                                     7,928,316
  Manufacturing expenses                                                           4,019,964
  Change in ending inventories and percentage of completion costs                ( 2,891,735)
                                                                                ------------
                                                                                  39,664,447
                                                                                ------------
          Gross profit                                                             9,203,418

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
  Selling                                                                          2,670,739
  General and administrative                                                       3,471,525
                                                                                ------------
                                                                                   6,142,264
                                                                                ------------
          Income from operations                                                   3,061,154

OTHER INCOME (EXPENSE):
  Interest income                                                                     31,494
  Interest expense                                                               (   198,142)
  Rental income                                                                       16,200
  Other income                                                                        72,345
                                                                                ------------
                                                                                 (    78,103)
                                                                                ------------
          Income before taxes                                                      2,983,051

PROVISION FOR INCOME TAXES                                                            86,797
                                                                                ------------

          Net income                                                            $  2,896,254
                                                                                ============






                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                        STATEMENT OF SHAREHOLDERS' EQUITY

                  For the Nine Months Ended September 30, 1999


                                                                    Common Stock    Accumulated Other
                                      Common Stock - Class A           Class B        Comprehensive
                                  -----------------------------  -----------------   Income - Minimum                     Total
                                  Held in       Out-               Out-             Pension Liability   Retained       Shareholders'
                                  Treasury    Standing   Amount  Standing   Amount     Adjustment       Earnings          Equity
                                  ---------   --------   ------- --------   ------  ----------------- -----------     --------------

BALANCE, December 31, 1998          40,000     62,670    $62,670  188,010   $188,010     $       -    $13,227,469      $13,478,149

Comprehensive income:
    Net income                           -          -          -        -          -             -      2,896,254        2,896,254
    Other comprehensive income:
      Minimum pension liability
       adjustment                        -          -          -        -          -      ( 57,297)             -      (    57,297)
                                                                                                                       -----------
    Comprehensive income                                                                                                 2,838,957

  Distributions                          -          -          -        -          -             -     (3,115,000)      (3,115,000)
                                    ------     ------    -------  -------   --------       -------    -----------      -----------

BALANCE, September 30, 1999         40,000     62,670    $62,670  188,010   $188,010      ($57,297)   $13,008,723      $13,202,106
                                    ======     ======    =======  =======   ========       =======    ===========      ===========






                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                             STATEMENT OF CASH FLOWS

                  For The Nine Months Ended September 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                      $ 2,896,254
  Adjustments to reconcile net income to net cash provided by operating activities:
     Gain on sale of equipment                                                                    (    70,942)
     Depreciation and amortization                                                                    590,250
     Changes in assets - (increase) decrease:
       Accounts receivable                                                                          4,921,862
       Inventories                                                                                (   305,090)
       Prepaid expenses and deposits                                                                   41,110
       Cash surrender value of life insurance                                                     (    71,484)
     Changes in liabilities - increase (decrease):
       Accounts payable                                                                           ( 1,021,299)
       Accrued liabilities                                                                        (   977,223)
       Billings in excess of costs and estimated earnings and costs and
         estimated earnings in excess of billings                                                 ( 4,121,185)
       Post retirement healthcare liability                                                            46,386
                                                                                                  -----------
          Net cash provided by operating activities                                                 1,928,639
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment                                                                     143,150
  Capital expenditures                                                                            (   494,650)
                                                                                                  -----------
          Net cash used in investing activities                                                   (   351,500)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit                                                                  1,000,000
  Principal payments on capital lease obligation                                                  (   152,935)
  Distributions paid to shareholders                                                              ( 3,115,000)
                                                                                                  -----------
          Net cash used in financing activities                                                   ( 2,267,935)
                                                                                                  -----------
          Net decrease in cash and cash equivalents                                               (   690,796)
CASH AND CASH EQUIVALENTS:
  Beginning of period                                                                               1,359,776
                                                                                                  -----------
  End of period                                                                                   $   668,980
                                                                                                  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid during the period for:
           Interest                                                                               $   389,193
                                                                                                  ===========
           Income taxes                                                                           $    68,684
                                                                                                  ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999





1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business - The Company manufactures and fabricates custom sheet metal products which include dust and fume control systems, automotive paint booths, tanks and sheet metal component parts. Sales are made on an unsecured basis to customers located throughout the United States.

         Revenue Recognition - For financial reporting purposes, the Company records revenue on all significant contracts using the percentage-of-completion method of accounting. The percentage-of-completion is determined by experienced company personnel on a contract-by-contract basis based in part on costs incurred, efforts expended and results achieved. The specific method chosen is the most applicable based on the nature of each contract. Because of inherent uncertainties in estimating, it is at least reasonably possible that the estimates used will change within the near term. The contract price is recognized as revenue based upon the percentage of completion. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative expenses are charged to expense when incurred.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

         The Company uses the completed-contract method of accounting for all contracts where nominal costs have been incurred prior to the end of the nine months or the total contract value is relatively insignificant.

         Cash and Cash Equivalents - For purposes of the statement of cash flows, cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         Inventories - The labor content of work-in-process and finished products and all inventories of steel of the Company are valued at the lower of cost or market using the last-in, first-out (LIFO) method. All other inventories of the Company are accounted for at the lower of average cost or market. If the first-in, first-out (FIFO) method of inventory valuation had been used by the Company for all classes of inventory, the carrying value of inventories would have been

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     approximately $2,212,000 higher than that reported at September 30, 1999.

         Depreciation - Depreciation and amortization are computed generally on accelerated methods over the estimated useful lives of the related assets.

         Credit Risk - As of September 30, 1999, the Company's cash on deposit with its bank exceeded the federally insured amount.

         Income Taxes - The Company's shareholders have elected to be treated as an S-Corporation for income tax reporting purposes and, thereby, have the Company's taxable income pass through to its shareholders to be taxed on their individual returns. Certain state and local taxing authorities do not recognize S-Corporation status as allowed under the Internal Revenue Code. In these situations, the Company has provided for income taxes at appropriate rates on applicable taxable income.

         Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Advertising - The Company expenses all advertising costs as incurred. Advertising expense was approximately $52,000 for the nine months ended September 30, 1999.

2. COSTS AND ESTIMATED EARNINGS ON CONTRACTS

         At September 30, 1999, the Company had several uncompleted construction projects at stages of completion ranging from 5% to 99%. Costs and estimated earnings on these contracts consisted of the following at September 30:

         Costs incurred on uncompleted contracts            $16,866,671
         Estimated earnings on uncompleted contracts          1,284,540
                                                            -----------
                                                             18,151,211
         Less billings to date                              (12,365,099)
                                                            -----------
                                                            $ 5,786,112
                                                            ===========



         The above amounts are reflected in the financial statements as follows:


             Costs and estimated earnings in excess of billings on uncompleted contracts              $5,950,927
             Billings in excess of costs and estimated earnings on uncompleted contracts              (  164,815)
                                                                                                      ----------
                                                                                                      $5,786,112
                                                                                                      ==========

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999


3.   REVOLVING LINE OF CREDIT

         The Company has available through April 30, 2001, a $12,000,000 line-of-credit which bears interest at either the bank's prime rate minus 125 basis points or the London Inter-Bank offered rate (LIBOR) plus 100 basis points. The Company may elect the LIBOR rate on all or any portion of the outstanding line of credit balance, in minimum amounts of $250,000. If elected, the Company must select a LIBOR interest period between 30 and 360 days. Interest is due at the end of the selected period at the applicable LIBOR rate. The Company has elected the LIBOR rate and a 30 day interest period at September 30, 1999. The 30 day LIBOR rate at September 30, 1999 was 5.38%. The line-of-credit is unsecured. The Company is required to meet certain financial covenants regarding minimum net worth and debt to equity under this agreement. As part of the acquisition discussed Note 11, the revolving line of credit was refinanced in full by CECO Environmental Corp.

4.   CAPITAL LEASE OBLIGATIONS

         The Company leases equipment under capital lease obligations expiring through April, 2001. The assets are being amortized over the related lease terms. The cost included in machinery and equipment and accumulated amortization is $890,982 and $811,636, respectively, at September 30, 1999.

         Future minimum lease payments under the capital lease agreements as of September 30, 1999 are as follows:

          Twelve
       Months Ending
       September 30,
       -------------
           2000                                            $  70,817
           2001                                               33,654
                                                           ---------
                                                             104,471
       Less amount representing interest                    (  5,415)
                                                           ---------
                                                              99,056
       Less current portion                                 ( 66,431)
                                                           ---------
                                                           $  32,625
                                                           =========

5.   RELATED PARTY TRANSACTIONS

         Accounts Receivable - The Company has a non-interest bearing receivable due from an entity which is related through common ownership. The receivable results from expenses paid

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999



5.   RELATED PARTY TRANSACTIONS (Continued)

     by the Company on behalf of the related entity, including 401(k) contributions, utility expenses and insurance expenses. The Company also leases space on a month-to-month basis to the related entity for approximately $1,800 per month. Rental income from this related entity was $16,200 for the nine months ended September 30, 1999.

6.   COMMON STOCK

         Under agreements with certain employee/shareholders, the Company is required to redeem their holdings of common stock in the event of the employee's death, desire to sell, termination of employment, or retirement. Shares purchased by the employee/shareholders prior to December 14, 1969 (1,750 shares) are redeemable at 75% of the book value per share of the Company for the fiscal year end preceding the date of the transaction.

         Under agreements with certain other shareholders, the Company has the right of first refusal regarding the sale or other transfer of the Company's common stock.

         On March 19, 1997, the Company amended its Articles of Incorporation and authorized 300,000 shares of no par value common stock, of which 75,000 shares are Class A voting and 225,000 shares of Class B non-voting common stock. Each shareholder has the same rights and privileges except that the Class B non-voting shareholders cannot vote. The Company issued 188,010 shares of Class B non-voting common stock.

         On March, 16, 1998, the Company amended the Articles of Incorporation and increased the number of authorized Class A voting common stock to 105,000 shares.

7.   LEASE COMMITMENTS

         The Company is committed under noncancelable operating lease agreements to lease certain plant facilities and office equipment through September, 2002.

         Future minimum annual operating lease payments are approximately as follows:

           Twelve
       Months Ending
       September 30,
       -------------
           2000                              $151,000
           2001                                59,000
           2002                                11,000
                                             --------
                                             $221,000
                                             ========

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999


7.   LEASE COMMITMENTS (Continued)

         Total rental expense was approximately $1,243,000 for the nine months ended September 30, 1999.

8.   BENEFIT PLANS

         The Company sponsors a noncontributory defined benefit pension plan for certain union employees. The plan is funded in accordance with the funding requirements of the Employee Retirement Income Security Act of 1974.

         The Company also sponsors a postretirement health care plan for office employees. Effective January 1, 1990, the plan was amended and retirees after that date are not eligible to receive benefits under the plan. The plan allows retirees who have attained the age of 65 to elect the type of coverage desired.

         The following amounts relate to the Company's defined benefit pension and postretirement health care plans:

                                                                   Pension Benefits         Postretirement Benefits
                                                                   ----------------         -----------------------
         Estimated Benefit obligation at September 30                  $3,661,113                   $714,085
         Fair value of plan assets at
           September 30                                                 3,062,855                          -
                                                                       ----------                   --------
         Funded status                                                 ($ 598,258)                 ($714,085)
                                                                       ==========                   ========

         Unamortized prior service costs                                 $270,886
         Unrecognized net asset at transition                          (  37,900)
         Unrecognized net loss                                            606,014
         Prepaid pension asset                                         (  240,742)
                                                                        ---------
                                                                        ($598,258)
                                                                        =========


         The Company has recognized the excess of the accumulated benefit obligation in excess of the plan assets, the minimum liability, of $100,685 in the balance sheet at September 30, 1999.

                                                                   Pension Benefits         Postretirement Benefits
                                                                   ----------------         ------------------------
         Accrued benefit cost recognized
           in the statement of financial
           position                                                   $      -                     $714,085



                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999




8.   BENEFIT PLANS (Continued)

                                                                   Pension Benefits         Postretirement Benefits
                                                                   ----------------         -----------------------
         Weighted average assumptions as of December 31:
             Discount rate                                                7%                           7%
             Expected return on plan assets                             8.5%                           -
             Rate of compensation increase                                -                            -


             Benefits under the plans are not based on wages and, therefore, future wage adjustments have no effect on the projected benefit obligations. For measurement purposes, no annual increase in the cost of health care benefits is assumed for 1999, and future years as the Company elected to pass along any future increases to the retirees.


                                                                 Pension Benefits           Postretirement Benefits
                                                                 ----------------           -----------------------
         Benefit cost                                                  $61,210                      $100,687
         Company contributions                                               -                        78,867
         Benefits paid                                                  99,502                        78,867


         In connection with collective bargaining agreements, the Company participates with other companies in defined benefit pension plans. These plans cover substantially all of its contracted union employees not covered in the aforementioned plan. If the Company were to withdraw from its participation in these multi-employer plans at that time, the Company will be required to contribute its share of the plans' unfunded benefit obligation. Management has no intention of withdrawing from any plan and, therefore, no liability has been provided for in the accompanying financial statements.

         The Company also sponsors a profit sharing and 401(k) savings retirement plan for non-union employees. The plan covers substantially all employees who have completed one year of service, completed 1,000 hours of service and who have attained 21 years of age. The plan allows the Company to make discretionary contributions and provides for employee salary reductions of up to 15%. The Company provides matching contributions of 25% of the first 5% of employee contributions. Matching contributions for the nine months ended September 30, 1999 were $39,581. Discretionary contributions for the nine months ended September 30, 1999 were $282,000.

         Amounts charged to pension expense under the above plans totaled approximately $1,881,534 for the nine months ended September 30, 1999.

                      THE KIRK & BLUM MANUFACTURING COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 1999



9.   SELF-INSURANCE COVERAGES

         The Company is self-insured for workers compensation coverage in the state of Ohio, in accordance with the requirements of the state. In Ohio, the Company will pay all eligible workers compensation claims up to $225,000 per individual and the statutory limit in the aggregate for the state. All eligible claims in excess of these amounts are covered under a policy with an insurance company. The balance sheet includes a liability of $173,316 at September 30, 1999 for claims incurred.

10.   PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of the following at September 30, 1999:

             Land                                                $    247,772
             Buildings and improvements                             4,841,033
             Machinery and equipment                                8,883,440
             Automotive                                               911,840
             Office furniture and fixtures                          1,237,549
                                                                 ------------
                                                                   16,121,634
             Less accumulated depreciation and amortization      ( 13,526,693)
                                                                 ------------
                       Net property, plant and equipment         $  2,594,941
                                                                 ============

11.    SUBSEQUENT EVENT

         On December 7, 1999, the shareholders of the Company sold all of the outstanding stock in the Company to CECO Environmental Corp. The purchase price was approximately $25 million plus the assumption of $5 million of existing indebtedness.

(b) Pro Forma Financial Information

The following unaudited pro forma consolidated financial information presents the pro forma consolidated balance sheet at December 31, 1998 and September 30, 1999, giving effect to the acquisition of 100% of the common stock of The Kirk & Blum Manufacturing Company and kbd/Technic, Inc. (collectively referred to as "K & B") as if it had been consummated on those dates. Also presented are the pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, giving effect as if the acquisition had been consummated as of the beginning of the respective periods presented.

The pro forma data is based on the historical combined statements of CECO Environmental Corp., The Kirk & Blum Manufacturing Company, and kbd/Technic, Inc. giving effect to the purchase method of accounting and to the assumptions and adjustments (which the Company believes to be reasonable) described in the accompanying notes to the unaudited pro forma consolidated condensed financial information.

Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of the acquisition. The pro forma adjustments set forth in the following unaudited pro forma consolidated condensed information are estimated and may differ from the actual adjustments when they become known. However, no material differences are anticipated by the Company.

The following unaudited pro forma consolidated condensed financial information does not reflect certain cost savings that the Company believes will be realized following the K & B acquisition. Such cost savings are expected to be realized primarily by significantly eliminating the use of subcontractors by the Company's subsidiary, New Busch Co., Inc., which it relies upon heavily in the fabrication of products for its customers. In addition, the Company believes that a significant amount of overhead expenses will be eliminated as the result of efficiencies to be achieved from the combination of the Company with K & B.

The pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if such acquisition had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto, the audited financial statements of The Kirk & Blum Manufacturing Company for the year ended December 31, 1998 and its unaudited financial statements for the nine months ended September 30, 1999, and the Company's consolidated financial statements, incorporated herein by reference.

                            CECO ENVIRONMENTAL CORP.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                DECEMBER 31, 1998
                                    (NOTE 1)

                                                                            HISTORICAL
                                                 ------------------------------------------------ ----------
                                                       CECO          KIRK & BLUM
                                                   ENVIRONMENTAL    MANUFACTURING    kbd/TECHNIC,
                                                       CORP.           COMPANY           INC.       TOTAL
                                                 ---------------    -------------    ------------ ----------
                    ASSETS

Current assets:
  Cash and cash equivalents                          $364,648        $1,359,776        $55,989    $1,780,413
  Marketable securities                               695,944                                        695,944
  Accounts receivable                               4,068,640        14,556,985        481,638    19,107,263
  Inventories                                         541,315         1,087,425          1,492     1,630,232
  Costs and estimated earnings in excess
     of billings on uncompleted contracts             226,504         2,029,373                    2,255,877
  Due from former owners of Busch Co.                 147,939                                        147,939
  Investment in sales-type lease                       95,400                                         95,400
  Prepaid expenses and other current assets           344,961           302,303                      647,264
  Deferred income taxes                                84,500                                         84,500
                                                  -----------       -----------       --------   -----------
                      Total current assets          6,569,851        19,335,862        539,119    26,444,832

Property and equipment, net                         2,062,452         2,762,749         64,991     4,890,192
Cash surrender value of life insurance,
     net of policy loans                                              2,741,442                    2,741,442
Goodwill, net                                       5,169,353                                      5,169,353
Other intangible assets, at cost, net               1,270,780           186,467                    1,457,247
Investment in sales-type lease                        333,900                                        333,900
Deferred income taxes                                  68,500                                         68,500
Investment                                                               24,300                       24,300
                                                  -----------       -----------       --------   -----------
                                                  $15,474,836       $25,050,820       $604,110   $41,129,766
                                                  ===========       ===========       ========   ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                           $1,200,000                         $100,000    $1,300,000
  Current portion of long-term debt                   388,372                                        388,372
  Current portion of capital lease obligations                         $144,470                      144,470
  Accounts payable and accrued expenses             3,104,004         6,181,006        111,473     9,396,483
  Billings in excess of costs and estimated
     earnings on uncompleted contracts              1,174,427           364,446                    1,538,873
  Unearned income                                      78,000                                         78,000
  Income taxes payable                                253,100                                        253,100
                                                  -----------       -----------       --------   -----------
                      Total current liabilities     6,197,903         6,689,922        211,473    13,099,298
                                                  -----------       -----------       --------   -----------
Long-term debt, less current portion                1,569,713         4,000,000                    5,569,713
Capital lease obligations                                               107,521                      107,521
Workers compensation liability                                          147,529                      147,529
Post retirement healthcare liability                                    627,699                      627,699
                                                  -----------       -----------                  -----------
                                                    1,569,713         4,882,749                    6,452,462
                                                  -----------       -----------                  -----------
Minority interest                                     149,941                                        149,941
                                                  -----------                                    -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.               83,888                                         83,888
  Common stock, Kirk & Blum/kbd                                         250,680            930       251,610
  Capital in excess of par value                   10,139,013                                     10,139,013
  Retained earnings (accumulated deficit)          (2,316,953)       13,227,469        391,707    11,302,223
  Less treasury stock, at cost                       (348,669)                                      (348,669)
                                                  -----------       -----------       --------   -----------
                      Net shareholders' equity      7,557,279        13,478,149        392,637    21,428,065
                                                  -----------       -----------       --------   -----------
                                                  $15,474,836       $25,050,820       $604,110   $41,129,766
                                                  ===========       ===========       ========   ===========

                                [RESTUBBED TABLE]




                                                               PRO FORMA
                                                 -------------------------------------
                                                   ADJUSTMENTS            CONSOLIDATED
                                                  -------------           ------------
                    ASSETS

Current assets:
  Cash and cash equivalents                                                $1,780,413
  Marketable securities                                                       695,944
  Accounts receivable                                                      19,107,263
  Inventories                                     $2,026,000 B              3,656,232
  Costs and estimated earnings in excess
     of billings on uncompleted contracts                                   2,255,877
  Due from former owners of Busch Co.                                         147,939
  Investment in sales-type lease                                               95,400
  Prepaid expenses and other current assets                                   647,264
  Deferred income taxes                                                        84,500
                                                 -----------              -----------
                      Total current assets         2,026,000               28,470,832

Property and equipment, net                        8,614,476 B             13,504,668
Cash surrender value of life insurance,
     net of policy loans                                                    2,741,442
Goodwill, net                                      1,638,738 C              6,808,091
Other intangible assets, at cost, net                                       1,457,247
Investment in sales-type lease                                                333,900
Deferred income taxes                                                          68,500
Investment                                                                     24,300
                                                 -----------              -----------
                                                 $12,279,214              $53,408,980
                                                 ===========              ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                          $2,197,085 A             $3,497,085
  Current portion of long-term debt                3,396,628 A              3,785,000
  Current portion of capital lease obligations                                144,470
  Accounts payable and accrued expenses                                     9,396,483
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                                      1,538,873
  Unearned income                                                              78,000
  Income taxes payable                                                        253,100
                                                 -----------              -----------
                      Total current liabilities    5,593,713               18,693,011
                                                 -----------              -----------
Long-term debt, less current portion              20,556,287 A             26,126,000
Capital lease obligations                                                     107,521
Workers compensation liability                                                147,529
Post retirement healthcare liability                                          627,699
                                                 -----------              -----------
                                                  20,556,287               27,008,749
                                                 -----------              -----------
Minority interest                                                             149,941
                                                                          -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.                                       83,888
  Common stock, Kirk & Blum/kbd                     (251,610) C
  Capital in excess of par value                                           10,139,013
  Retained earnings (accumulated deficit)        (13,619,176) C            (2,316,953)
  Less treasury stock, at cost                                               (348,669)
                                                 -----------              -----------
                      Net shareholders' equity   (13,870,786)               7,557,279
                                                 -----------              -----------
                                                 $12,279,214              $53,408,980
                                                 ===========              ===========

See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    (NOTE 2)

                                                                             HISTORICAL
                                                ------------------------------------------------------------
                                                     CECO          KIRK & BLUM
                                                ENVIRONMENTAL     MANUFACTURING    kbd/TECHNIC,
                                                     CORP.           COMPANY            INC.        TOTAL
                                                -------------     -------------    ------------  -----------
Revenues                                          $26,381,622       $69,443,929     $1,744,313   $97,569,864

Cost of revenues                                   17,952,112        56,792,318        887,683    75,632,113
                                                -------------     -------------    -----------   -----------
Gross profit                                        8,429,510        12,651,611        856,630    21,937,751

Selling and administrative expenses                 6,674,739         8,114,190        755,926    15,544,855
                                                -------------     -------------    -----------   -----------
Income from operations before depreciation
  and amortization, interest expense, and
  other credits                                     1,754,771         4,537,421        100,704     6,392,896

Depreciation and amortization                         617,964           740,303         32,634     1,390,901

Interest expense, net                                 192,752           173,488                      366,240

Other credits                                                            48,294                       48,294
                                                -------------     -------------    -----------   -----------
Income before income taxes and minority
  interest                                            944,055         3,671,924         68,070     4,684,049

Income taxes                                          373,322            62,571                      435,893
                                                -------------     -------------    -----------   -----------
Income before minority interest                       570,733         3,609,353         68,070     4,248,156

Minority interest in net income of
  CECO Filters, Inc.                                  (37,807)                                       (37,807)
                                                -------------     -------------    -----------   -----------
Net income                                           $532,926        $3,609,353        $68,070    $4,210,349
                                                =============     =============    ===========   ===========
Earnings per share:
   Basic                                                $0.06
   Diluted                                              $0.06

Outstanding shares:
   Basic                                            8,250,896
   Diluted                                          8,845,626

                               [RESTUBBED TABLE]



                                                              PRO FORMA
                                                ------------------------------------
                                                  ADJUSTMENTS           CONSOLIDATED
                                                ---------------         ------------
Revenues
                                                                         $97,569,864

Cost of revenues                                                          75,632,113
                                                                         -----------
Gross profit                                                              21,937,751

Selling and administrative expenses                                       15,544,855
                                                                         -----------
Income from operations before depreciation
  and amortization, interest expense, and
  other credits                                                            6,392,896

Depreciation and amortization                      $602,000 D              1,992,901

Interest expense, net                             2,401,000 E              2,767,240

Other credits                                       162,000 F                210,294
                                                -----------              -----------
Income before income taxes and minority
  interest                                       (2,841,000)               1,843,049

Income taxes                                        449,497 G                885,390
                                                -----------              -----------
Income before minority interest                  (3,290,497)                 957,659

Minority interest in net income of
  CECO Filters, Inc.                                                         (37,807)
                                                -----------              -----------
Net income                                      ($3,290,497)                $919,852
                                                ===========              ===========
Earnings per share:
   Basic                                                                       $0.11
   Diluted                                                                     $0.10

Outstanding shares:
   Basic                                                                   8,250,896
   Diluted                                                                 8,845,626

See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1999
                                    (NOTE 1)

                                                                            HISTORICAL
                                                  -----------------------------------------------------------
                                                     CECO          KIRK & BLUM
                                                 ENVIRONMENTAL     MANUFACTURING    kbd/TECHNIC,
                                                     CORP.            COMPANY           INC.         TOTAL
                                                  ------------     -------------    ------------  ----------
                    ASSETS

Current assets:
  Cash and cash equivalents                           $70,677          $668,980       $151,779      $891,436
  Marketable securities                             2,453,393                                      2,453,393
  Accounts receivable                               3,192,966         9,726,121        426,636    13,345,723
  Inventories                                         919,098         1,392,515         13,638     2,325,251
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                228,879         5,950,927                    6,179,806
  Due from former owners of Busch Co.                 243,212                                        243,212
  Investment in sales-type lease                      103,350                                        103,350
  Prepaid expenses and other current assets           315,260           129,562                      444,822
  Deferred income taxes                                84,500                                         84,500
                                                  -----------       -----------       --------   -----------
                          Total current assets      7,611,335        17,868,105        592,053    26,071,493

Property and equipment, net                         2,028,099         2,594,941         41,312     4,664,352
Cash surrender value of life insurance,
     net of policy loans                                              2,812,926                    2,812,926
Goodwill, net                                       4,929,612                                      4,929,612
Other intangible assets, at cost, net               1,290,003           270,488                    1,560,491
Investment in sales-type lease                        262,350                                        262,350
Deferred income taxes                                 296,900                                        296,900
Investment and other assets                           356,567            24,300                      380,867
                                                  -----------       -----------       --------   -----------
                                                  $16,774,866       $23,570,760       $633,365   $40,978,991
                                                  ===========       ===========       ========   ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                           $2,800,000        $5,000,000                   $7,800,000
  Current portion of long-term debt                   494,628                                        494,628
  Current portion of capital lease obligations                           66,431                       66,431
  Accounts payable and accrued expenses             2,813,551         4,254,697        $60,697     7,128,945
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                708,636           164,815                      873,451
  Unearned income                                      64,950                                         64,950
                                                  -----------       -----------       --------   -----------
                     Total current liabilities      6,881,765         9,485,943         60,697    16,428,405
                                                  -----------       -----------       --------   -----------

Long-term debt, less current portion                1,119,730                          150,000     1,269,730
Due to officer                                      1,125,000                                      1,125,000
Capital lease obligations                                                32,625                       32,625
Post retirement healthcare, pension and
  workers compensation liability                                        850,086                      850,086
                                                  -----------       -----------       --------   -----------
                             Total liabilities      2,244,730           882,711        150,000     3,277,441
                                                  -----------       -----------       --------   -----------
Minority interest                                     115,586                                        115,586
                                                  -----------                                    -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.               83,888                                         83,888
  Common stock, Kirk & Blum/kbd                                         250,680            930       251,610
  Capital in excess of par value                   10,139,013                                     10,139,013
  Accumulated other comprehensive loss                                  (57,297)                     (57,297)
  Retained earnings (accumulated deficit)          (2,341,447)       13,008,723        421,738    11,089,014
  Less treasury stock, at cost                       (348,669)                                      (348,669)
                                                  -----------       -----------       --------   -----------
                      Net shareholders' equity      7,532,785        13,202,106        422,668    21,157,559
                                                  -----------       -----------       --------   -----------
                                                  $16,774,866       $23,570,760       $633,365   $40,978,991
                                                  ===========       ===========       ========   ===========

                                [RESTUBBED TABLE]



                                                              PRO FORMA
                                                  -----------------------------------
                                                  ADJUSTMENTS            CONSOLIDATED
                                                  -----------            ------------
                    ASSETS

Current assets:
  Cash and cash equivalents                                                  $891,436
  Marketable securities                                                     2,453,393
  Accounts receivable                                                      13,345,723
  Inventories                                     $2,212,000 B              4,537,251
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                                      6,179,806
  Due from former owners of Busch Co.                                         243,212
  Investment in sales-type lease                                              103,350
  Prepaid expenses and other current assets                                   444,822
  Deferred income taxes                                                        84,500
                                                  ----------              -----------
                           Total current assets    2,212,000               28,283,493

Property and equipment, net                        8,782,284 B             13,446,636
Cash surrender value of life insurance,
     net of policy loans                                                    2,812,926
Goodwill, net                                      1,530,942 C              6,460,554
Other intangible assets, at cost, net                                       1,560,491
Investment in sales-type lease                                                262,350
Deferred income taxes                                                         296,900
Investment and other assets                                                   380,867
                                                                          -----------
     LIABILITIES AND SHAREHOLDERS' EQUITY        $12,525,226              $53,504,217
                                                 ===========              ===========

Current liabilities:
  Short-term obligations                         ($2,031,642)A             $5,768,358
  Current portion of long-term debt                3,290,372 A              3,785,000
  Current portion of capital lease obligations                                 66,431
  Accounts payable and accrued expenses                                     7,128,945
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                                        873,451
  Unearned income                                                              64,950
                                                  ----------              -----------
                     Total current liabilities     1,258,730               17,687,135
                                                  ----------              -----------
Long-term debt, less current portion              24,891,270 A             26,161,000
Due to officer                                                              1,125,000
Capital lease obligations                                                      32,625
Post retirement healthcare, pension and
  workers compensation liability                                              850,086
                                                  ----------              -----------
                             Total liabilities    24,891,270               28,168,711
                                                  ----------              -----------
Minority interest                                                             115,586
                                                                          -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.                                       83,888
  Common stock, Kirk & Blum/kbd                     (251,610)C
  Capital in excess of par value                                           10,139,013
  Accumulated other comprehensive loss                57,297
  Retained earnings (accumulated deficit)        (13,430,461)C             (2,341,447)
  Less treasury stock, at cost                                               (348,669)
                                                  ----------              -----------
                      Net shareholders' equity   (13,624,774)               7,532,785
                                                  ----------              -----------
                                                 $12,525,226              $53,504,217
                                                 ===========              ===========

See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                    (NOTE 2)

                                                                           HISTORICAL
                                                 -----------------------------------------------------------
                                                     CECO            KIRK & BLUM
                                                 ENVIRONMENTAL      MANUFACTURING   kbd/TECHNIC,
                                                     CORP.            COMPANY           INC.        TOTAL
                                                 -------------      -------------   ------------ -----------

Revenues                                          $12,709,210       $48,867,865     $1,234,008   $62,811,083

Cost of revenues                                    7,467,243        39,664,447        602,772    47,734,462
                                                 ------------       -----------     ----------   -----------

Gross profit                                        5,241,967         9,203,418        631,236    15,076,621

Selling and administrative expenses                 4,520,151         5,552,014        566,602    10,638,767
                                                 ------------       -----------     ----------   -----------
Income from continuing operations before
  depreciation and amortization, interest
  expense, and other income (expense)                 721,816         3,651,404         64,634     4,437,854

Depreciation and amortization                         453,732           590,250         29,250     1,073,232

Interest expense, net                                 124,626           198,142          5,353       328,121

Other income (expense)                                                  120,039                      120,039
                                                 ------------       -----------     ----------   -----------
Income from continuing operations before
  income taxes and minority interest                  143,458         2,983,051         30,031     3,156,540

Income taxes                                           46,000            86,797                      132,797
                                                 ------------       -----------     ----------   -----------
Income from continuing operations before
  minority interest                                    97,458         2,896,254         30,031     3,023,743

Minority interest in net loss of
  CECO Filters, Inc.                                    4,286                                          4,286
                                                 ------------       -----------     ----------   -----------
Income from continuing operations                    $101,744        $2,896,254        $30,031    $3,028,029
                                                 ============       ===========     ==========   ===========

Earnings per share:
  Basic                                                 $0.01
  Diluted                                               $0.01

Outstanding shares
  Basic                                             8,250,896
  Diluted                                           9,321,113

                               [RESTUBBED TABLE]



                                                              PRO FORMA
                                                 ------------------------------------

                                                 ADJUSTMENTS             CONSOLIDATED
                                                 -----------             ------------

Revenues                                                                  $62,811,083

Cost of revenues                                                           47,734,462
                                                 -----------              -----------
Gross profit                                                               15,076,621

Selling and administrative expenses                                        10,638,767
                                                 -----------              -----------
Income from continuing operations before
  depreciation and amortization, interest
  expense, and other income (expense)                                       4,437,854

Depreciation and amortization                       $447,000 D              1,520,232

Interest expense, net                              1,359,000 E              1,687,121

Other income (expense)                                (9,000)F                111,039
                                                 -----------              -----------
Income from continuing operations before
  income taxes and minority interest              (1,815,000)               1,341,540

Income taxes                                         599,041 G                731,838
                                                 -----------              -----------
Income from continuing operations before
  minority interest                               (2,414,041)                 609,702

Minority interest in net loss of
  CECO Filters, Inc.                                                            4,286
                                                 -----------              -----------
Income from continuing operations                ($2,414,041)                $613,988
                                                 ===========              ===========

Earnings per share:
  Basic                                                                         $0.07
  Diluted                                                                       $0.07

Outstanding shares
  Basic                                                                     8,250,896
  Diluted                                                                   9,321,113



See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                DECEMBER 31, 1998
                                    (NOTE 1)

                                                                            HISTORICAL
                                                  ----------------------------------------------------------
                                                       CECO           KIRK & BLUM
                                                  ENVIRONMENTAL      MANUFACTURING   kbd/TECHNIC,
                                                       CORP.            COMPANY           INC.      TOTAL
                                                  -------------      -------------   ------------ ----------
                    ASSETS

Current assets:
  Cash and cash equivalents                       $   364,648       $ 1,359,776       $ 55,989   $ 1,780,413
  Marketable securities                               695,944                                        695,944
  Accounts receivable                               4,068,640        14,556,985        481,638    19,107,263
  Inventories                                         541,315         1,087,425          1,492     1,630,232
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                226,504         2,029,373                    2,255,877
  Due from former owners of Busch Co.                 147,939                                        147,939
  Investment in sales-type lease                       95,400                                         95,400
  Prepaid expenses and other current assets           344,961           302,303                      647,264
  Deferred income taxes                                84,500                                         84,500
                                                  -----------       -----------       --------   -----------
                          Total current assets      6,569,851        19,335,862        539,119    26,444,832

Property and equipment, net                         2,062,452         2,762,749         64,991     4,890,192
Cash surrender value of life insurance, net of
 policy loans                                                         2,741,442                    2,741,442
Goodwill, net                                       5,169,353                                      5,169,353
Other intangible assets, at cost, net               1,270,780           186,467                    1,457,247
Investment in sales-type lease                        333,900                                        333,900
Deferred income taxes                                  68,500                                         68,500
Investment                                                               24,300                       24,300
                                                  -----------       -----------       --------   -----------
                                                  $15,474,836       $25,050,820       $604,110   $41,129,766
                                                  ===========       ===========       ========   ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                          $ 1,200,000                         $100,000   $ 1,300,000
  Current portion of long-term debt                   388,372                                        388,372
  Current portion of capital lease obligations                      $   144,470                      144,470
  Accounts payable and accrued expenses             3,104,004         6,181,006        111,473     9,396,483
  Billings in excess of costs and estimated
     earnings on uncompleted contracts              1,174,427           364,446                    1,538,873
  Unearned income                                      78,000                                         78,000
  Income taxes payable                                253,100                                        253,100
                                                  -----------       -----------       --------   -----------
                     Total current liabilities      6,197,903         6,689,922        211,473    13,099,298
                                                  -----------       -----------       --------   -----------
Long-term debt, less current portion                1,569,713         4,000,000                    5,569,713
Capital lease obligations                                               107,521                      107,521
Workers compensation liability                                          147,529                      147,529
Post retirement healthcare liability                                    627,699                      627,699
                                                  -----------       -----------                  -----------
                                                    1,569,713         4,882,749                    6,452,462
                                                  -----------       -----------                  -----------
Minority interest                                     149,941                                        149,941
                                                  -----------                                    -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.               83,888                                         83,888
  Common stock, Kirk & Blum/kbd                                         250,680            930       251,610
  Capital in excess of par value                   10,139,013                                     10,139,013
  Retained earnings (accumulated deficit)          (2,316,953)       13,227,469        391,707    11,302,223
  Less treasury stock, at cost                       (348,669)                                      (348,669)
                                                  -----------       -----------       --------   -----------
                      Net shareholders' equity      7,557,279        13,478,149        392,637    21,428,065
                                                  -----------       -----------       --------   -----------
                                                  $15,474,836       $25,050,820       $604,110   $41,129,766
                                                  ===========       ===========       ========   ===========

[RESTUB]

                                                                  PRO FORMA
                                                       ----------------------------------


                                                       ADJUSTMENTS           CONSOLIDATED
                                                       -----------           ------------
                    ASSETS

Current assets:
  Cash and cash equivalents                                                    $ 1,780,413
  Marketable securities                                                            695,944
  Accounts receivable                                                           19,107,263
  Inventories                                         $ 2,026,000 B              3,656,232
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                                           2,255,877
  Due from former owners of Busch Co.                                              147,939
  Investment in sales-type lease                                                    95,400
  Prepaid expenses and other current assets                                        647,264
  Deferred income taxes                                                             84,500
                                                      -----------              -----------
                          Total current assets          2,026,000               28,470,832

Property and equipment, net                             8,614,476 B             13,504,668
Cash surrender value of life insurance, net of
 policy loans                                                                    2,741,442
Goodwill, net                                           1,638,738 C              6,808,091
Other intangible assets, at cost, net                                            1,457,247
Investment in sales-type lease                                                     333,900
Deferred income taxes                                                               68,500
Investment                                                                          24,300
                                                      -----------              -----------
                                                      $12,279,214              $53,408,980
                                                      ===========              ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                              $ 2,197,085 A            $ 3,497,085
  Current portion of long-term debt                     3,396,628 A              3,785,000
  Current portion of capital lease obligations                                     144,470
  Accounts payable and accrued expenses                                          9,396,483
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                                           1,538,873
  Unearned income                                                                   78,000
  Income taxes payable                                                             253,100
                                                      -----------              -----------
                     Total current liabilities          5,593,713               18,693,011
                                                      -----------              -----------
Long-term debt, less current portion                   20,556,287 A             26,126,000
Capital lease obligations                                                          107,521
Workers compensation liability                                                     147,529
Post retirement healthcare liability                                               627,699
                                                      -----------              -----------
                                                       20,556,287               27,008,749
                                                      -----------              -----------
Minority interest                                                                  149,941
                                                                               -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.                                            83,888
  Common stock, Kirk & Blum/kbd                          (251,610)C
  Capital in excess of par value                                                10,139,013
  Retained earnings (accumulated deficit)             (13,619,176)C             (2,316,953)
  Less treasury stock, at cost                                                    (348,669)
                                                      -----------              -----------
                      Net shareholders' equity        (13,870,786)               7,557,279
                                                      -----------              -----------
                                                      $12,279,214              $53,408,980
                                                      ===========              ===========

See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    (NOTE 2)

                                                                 HISTORICAL                                    PRO FORMA
                                        -----------------------------------------------------------   ----------------------------
                                             CECO        KIRK & BLUM
                                        ENVIRONMENTAL   MANUFACTURING    kbd/TECHNIC,
                                            CORP.          COMPANY           INC.          TOTAL      ADJUSTMENTS     CONSOLIDATED
                                        -------------   -------------   -------------   -----------   -----------     ------------
Revenues                                $26,381,622     $69,443,929     $1,744,313      $97,569,864                    $97,569,864

Cost of revenues                         17,952,112      56,792,318        887,683       75,632,113                     75,632,113
                                        -----------     -----------     ----------      -----------                    -----------
Gross profit                              8,429,510      12,651,611        856,630       21,937,751                     21,937,751

Selling and administrative expenses       6,674,739       8,114,190        755,926       15,544,855                     15,544,855
                                        -----------     -----------     ----------      -----------                    -----------
Income from operations before
  depreciation and amortization,
  interest expense, and other credits     1,754,771       4,537,421        100,704        6,392,896                      6,392,896

Depreciation and amortization               617,964         740,303         32,634        1,390,901    $  602,000 D      1,992,901

Interest expense, net                       192,752         173,488                         366,240     2,401,000 E      2,767,240

Other credits                                                48,294                          48,294       162,000 F        210,294
                                        -----------     -----------     ----------      -----------   -----------      -----------
Income before income taxes and
  minority interest                         944,055       3,671,924         68,070        4,684,049    (2,841,000)       1,843,049

Income taxes                                373,322          62,571                         435,893       449,497 G        885,390
                                        -----------     -----------     ----------      -----------   -----------      -----------
Income before minority interest             570,733       3,609,353         68,070        4,248,156    (3,290,497)         957,659

Minority interest in net income
  of CECO Filters, Inc.                     (37,807)                                        (37,807)                       (37,807)
                                        -----------     -----------     ----------      -----------   -----------      -----------
Net income                              $   532,926     $ 3,609,353     $   68,070      $ 4,210,349   ($3,290,497)     $   919,852
                                        ===========     ===========     ==========      ===========   ===========      ===========
Earnings per share:
   Basic                                $      0.06                                                                    $      0.11
   Diluted                              $      0.06                                                                    $      0.10

Outstanding shares:
   Basic                                  8,250,896                                                                      8,250,896
   Diluted                                8,845,626                                                                      8,845,626


See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1998

NOTE 1: The unaudited pro forma consolidated condensed balance sheet is based on the individual balance sheets of CECO Environmental Corp. and its consolidated subsidiaries (CECO Filters, Inc., Air Purator Corporation, New Busch Co., Inc. and U.S. Facilities Management Company) (collectively referred to as "CEC") and The Kirk & Blum Manufacturing Company, and its sister company, kbd/Technic, Inc. (collectively referred to as "K & B") as of December 31, 1998 to reflect the acquisition of 100% of the common stock of K & B by CEC, which occurred on December 7, 1999, as if it occurred on December 31, 1998 after giving effect to pro forma adjustments to reflect the following:

                  CEC paid approximately $25,000,000 for the common stock of K & B, in the form of cash.

                  Total cash required at settlement amounted to approximately $26,150,000, which included approximately $1,150,000 of costs incurred in connection with the acquisition. Financing for the transaction was provided by a bank loan facility in the amount of $25,000,000 in term loans and a $10,000,000 revolving credit facility. The term loans require that $2,000,000 matures on March 6, 2000. Additional principal payments required on the term loans during the year ending December 31, 2000 are $437,500 each on February 28, May 31, August 31, and November 30. As a condition to obtaining the bank financing, CEC placed $5,000,000 of subordinated debt (of which $4,700,000 was borrowed at the time of the acquisition). The proceeds of the bank loans and the subordinated debt were used to pay the purchase price for K & B, to pay expenses incurred in connection with the acquisition, to refinance existing indebtedness and for working capital purposes.

                  (A) The amounts reflected in the pro forma adjustments column for short-term obligations; current portion of long term-debt; and long-term debt, less current obligations represent the net adjustments to reflect the transactions described in the previous paragraph.

                  K & B's inventories and property and equipment were written up by $2,026,000 and $8,614,476, respectively, to reflect estimated fair value (B).

                  As a result of this acquisition, CEC has increased the amount of goodwill by $1,638,738 (C), including the related closing costs, based upon K & B's book basis of net assets as of December 31, 1998.

                            CECO ENVIRONMENTAL CORP.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL INFORMATION - (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1998



NOTE 2: The unaudited pro forma consolidated condensed statement of operations is based on the individual statement of operations of CEC and K & B for the year ended December 31, 1998, after giving effect to the pro forma adjustments necessary to reflect the acquisition described in Note 1, as if it had taken place on January 1, 1998.

                  The pro forma adjustments are as follows:

                  (D) Amortization of goodwill over 20 years ($82,000) and additional depreciation resulting from write-up of property and equipment to estimated fair value ($520,000).

                  (E) Interest expense increase of $2,401,000 as a result of acquisition financing.

                  (F) Annual bonuses for Blum brothers will be replaced by new bonus arrangement (25% of consolidated EBIT in excess of $4,000,000).

                  (G) Tax effect of above adjustments and to provide for taxes on K & B's 1998 historical income using an assumed effective income tax rate of 50%.

                            CECO ENVIRONMENTAL CORP.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1999
                                    (NOTE 1)

                                                                           HISTORICAL
                                                  ----------------------------------------------------------
                                                       CECO          KIRK & BLUM
                                                  ENVIRONMENTAL     MANUFACTURING    kbd/TECHNIC,
                                                      CORP.            COMPANY           INC.        TOTAL
                                                  -------------     -------------    ------------ ----------
                    ASSETS

Current assets:
  Cash and cash equivalents                       $    70,677       $   668,980       $151,779   $   891,436
  Marketable securities                             2,453,393                                      2,453,393
  Accounts receivable                               3,192,966         9,726,121        426,636    13,345,723
  Inventories                                         919,098         1,392,515         13,638     2,325,251
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                228,879         5,950,927                    6,179,806
  Due from former owners of Busch Co.                 243,212                                        243,212
  Investment in sales-type lease                      103,350                                        103,350
  Prepaid expenses and other current assets           315,260           129,562                      444,822
  Deferred income taxes                                84,500                                         84,500
                                                  -----------       -----------       --------   -----------
                          Total current assets      7,611,335        17,868,105        592,053    26,071,493

Property and equipment, net                         2,028,099         2,594,941         41,312     4,664,352
Cash surrender value of life insurance, net of
  policy loans                                                        2,812,926                    2,812,926
Goodwill, net                                       4,929,612                                      4,929,612
Other intangible assets, at cost, net               1,290,003           270,488                    1,560,491
Investment in sales-type lease                        262,350                                        262,350
Deferred income taxes                                 296,900                                        296,900
Investment and other assets                           356,567            24,300                      380,867
                                                  -----------       -----------       --------   -----------
                                                  $16,774,866       $23,570,760       $633,365   $40,978,991
                                                  ===========       ===========       ========   ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                          $ 2,800,000       $ 5,000,000                  $ 7,800,000
  Current portion of long-term debt                   494,628                                        494,628
  Current portion of capital lease obligations                           66,431                       66,431
  Accounts payable and accrued expenses             2,813,551         4,254,697       $ 60,697     7,128,945
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                708,636           164,815                      873,451
  Unearned income                                      64,950                                         64,950
                                                  -----------       -----------       --------   -----------
                     Total current liabilities      6,881,765         9,485,943         60,697    16,428,405
                                                  -----------       -----------       --------   -----------
Long-term debt, less current portion                1,119,730                          150,000     1,269,730
Due to officer                                      1,125,000                                      1,125,000
Capital lease obligations                                                32,625                       32,625
Post retirement healthcare, pension and
  workers compensation liability                                        850,086                      850,086
                                                  -----------       -----------       --------   -----------
                             Total liabilities      2,244,730           882,711        150,000     3,277,441
                                                  -----------       -----------       --------   -----------
Minority interest                                     115,586                                        115,586
                                                  -----------                                    -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.               83,888                                         83,888
  Common stock, Kirk & Blum/kbd                                         250,680            930       251,610
  Capital in excess of par value                   10,139,013                                     10,139,013
  Accumulated other comprehensive loss                                  (57,297)                     (57,297)
  Retained earnings (accumulated deficit)          (2,341,447)       13,008,723        421,738    11,089,014
  Less treasury stock, at cost                       (348,669)                                      (348,669)
                                                  -----------       -----------       --------   -----------
                      Net shareholders' equity      7,532,785        13,202,106        422,668    21,157,559
                                                  -----------       -----------       --------   -----------
                                                  $16,774,866       $23,570,760       $633,365   $40,978,991
                                                  ===========       ===========       ========   ===========

[RESTUB]

                                                                   PRO FORMA
                                                     --------------------------------------


                                                       ADJUSTMENTS             CONSOLIDATED
                                                      -------------            ------------
                    ASSETS

Current assets:
  Cash and cash equivalents                                                   $   891,436
  Marketable securities                                                         2,453,393
  Accounts receivable                                                          13,345,723
  Inventories                                        $ 2,212,000 B              4,537,251
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                                          6,179,806
  Due from former owners of Busch Co.                                             243,212
  Investment in sales-type lease                                                  103,350
  Prepaid expenses and other current assets                                       444,822
  Deferred income taxes                                                            84,500
                                                     -----------              -----------
                          Total current assets         2,212,000               28,283,493

Property and equipment, net                            8,782,284 B             13,446,636
Cash surrender value of life insurance, net of
  policy loans                                                                  2,812,926
Goodwill, net                                          1,530,942 C              6,460,554
Other intangible assets, at cost, net                                           1,560,491
Investment in sales-type lease                                                    262,350
Deferred income taxes                                                             296,900
Investment and other assets                                                       380,867
                                                     -----------              -----------
                                                     $12,525,226              $53,504,217
                                                     ===========              ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term obligations                             ($2,031,642)A            $ 5,768,358
  Current portion of long-term debt                    3,290,372 A              3,785,000
  Current portion of capital lease obligations                                     66,431
  Accounts payable and accrued expenses                                         7,128,945
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                                            873,451
  Unearned income                                                                  64,950
                                                     -----------              -----------
                     Total current liabilities         1,258,730               17,687,135
                                                     -----------              -----------
Long-term debt, less current portion                  24,891,270 A             26,161,000
Due to officer                                                                  1,125,000
Capital lease obligations                                                          32,625
Post retirement healthcare, pension and
  workers compensation liability                                                  850,086
                                                     -----------              -----------
                             Total liabilities        24,891,270               28,168,711
                                                     -----------              -----------
Minority interest                                                                 115,586
                                                                              -----------
Shareholders' equity:
  Common stock, CECO Environmental Corp.                                           83,888
  Common stock, Kirk & Blum/kbd                         (251,610)C
  Capital in excess of par value                                               10,139,013
  Accumulated other comprehensive loss                    57,297
  Retained earnings (accumulated deficit)            (13,430,461)C             (2,341,447)
  Less treasury stock, at cost                                                   (348,669)
                                                     -----------              -----------
                      Net shareholders' equity       (13,624,774)               7,532,785
                                                     -----------              -----------
                                                     $12,525,226              $53,504,217
                                                     ===========              ===========

See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                    (NOTE 2)

                                                                  HISTORICAL                           PRO FORMA
                                          ----------------------------------------------------------   -----------------------------
                                              CECO           KIRK & BLUM
                                          ENVIRONMENTAL     MANUFACTURING   kbd/TECHNIC,
                                              CORP.            COMPANY           INC.       TOTAL      ADJUSTMENTS      CONSOLIDATED
                                          -------------     -------------   ------------ -----------   -----------      ------------
Revenues                                  $12,709,210       $48,867,865     $1,234,008   $62,811,083                     $62,811,083

Cost of revenues                            7,467,243        39,664,447        602,772    47,734,462                      47,734,462
                                          -----------       -----------     ----------   -----------    ----------       -----------
Gross profit                                5,241,967         9,203,418        631,236    15,076,621                      15,076,621

Selling and administrative expenses         4,520,151         5,552,014        566,602    10,638,767                      10,638,767
                                          -----------       -----------     ----------   -----------    ----------       -----------
Income from continuing operations
  before depreciation and amortization,
  interest expense, and other (expense)       721,816         3,651,404         64,634     4,437,854                       4,437,854

Depreciation and amortization                 453,732           590,250         29,250     1,073,232    $  447,000 D       1,520,232

Interest expense, net                         124,626           198,142          5,353       328,121     1,359,000 E       1,687,121

Other income (expense)                                          120,039                      120,039        (9,000)F         111,039
                                          -----------       -----------     ----------   -----------    ----------       -----------
Income from continuing operations
  before income taxes and minority
  interest                                    143,458         2,983,051         30,031     3,156,540    (1,815,000)        1,341,540

Income taxes                                   46,000            86,797                      132,797       599,041 G         731,838
                                          -----------       -----------     ----------   -----------    ----------       -----------
Income from continuing operations before
  minority interest                            97,458         2,896,254         30,031     3,023,743    (2,414,041)          609,702

Minority interest in net loss of
  CECO Filters, Inc.                            4,286                                          4,286                           4,286
                                          -----------       -----------     ----------   -----------    ----------       -----------
Income from continuing operations         $   101,744       $ 2,896,254     $   30,031   $ 3,028,029   ($2,414,041)      $   613,988
                                          ===========       ===========     ==========   ===========    ==========       ===========

Earnings per share:
  Basic                                   $      0.01                                                                    $      0.07
  Diluted                                 $      0.01                                                                    $      0.07

Outstanding shares
  Basic                                     8,250,896                                                                      8,250,896
  Diluted                                   9,321,113                                                                      9,321,113


See accompanying notes to pro forma consolidated condensed financial information.

                            CECO ENVIRONMENTAL CORP.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

NOTE 1: The unaudited pro forma consolidated condensed balance sheet is based on the individual balance sheets of CECO Environmental Corp. and its consolidated subsidiaries (CECO Filters, Inc., Air Purator Corporation, New Busch Co., Inc. and U.S. Facilities Management Company) (collectively referred to as "CEC") and The Kirk & Blum Manufacturing Company, and its sister company, kbd/Technic, Inc. (collectively referred to as "K & B") as of September 30, 1999 to reflect the acquisition of 100% of the common stock of K & B by CEC, which occurred on December 7, 1999, as if it occurred on September 30, 1999 after giving effect to pro forma adjustments to reflect the following:

                  CEC paid approximately $25,000,000 for the common stock of K & B, in the form of cash.

                  Total cash required at settlement amounted to approximately $26,150,000, which included approximately $1,150,000 of costs incurred in connection with the acquisition. Financing for the transaction was provided by a bank loan facility in the amount of $25,000,000 in term loans and a $10,000,000 revolving credit facility. The term loans require that $2,000,000 matures on March 6, 2000. Additional principal payments required on the term loans during the year ending December 31, 2000 are $437,500 on February 28, May 31, August 31, and November 30. As a condition to obtaining the bank financing, CEC placed $5,000,000 of subordinated debt (of which $4,700,000 was borrowed at the time of the acquisition). The proceeds of the bank loans and the subordinated debt were used to pay the purchase price for K & B, to pay expenses incurred in connection with the acquisition, to refinance existing indebtedness and for working capital purposes.

                  (A) The amounts reflected in the pro forma adjustments column for short-term obligations; current portion of long term-debt; and long-term debt, less current obligations represent the net adjustments to reflect the transactions described in the previous paragraph.

                  K & B's inventories and property and equipment were written up by $2,212,000 and $8,782,284, respectively, to reflect estimated fair value (B).

                  As a result of this acquisition, CEC has increased the amount of goodwill by $1,530,942 (C), including the related closing costs, based upon K & B's book basis of net assets as of September 30, 1999.

                            CECO ENVIRONMENTAL CORP.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL INFORMATION - (CONTINUED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



NOTE 2: The unaudited pro forma consolidated condensed statement of operations is based on the individual statement of operations of CEC and K & B for the nine months ended September 30, 1999, after giving effect to the pro forma adjustments necessary to reflect the acquisition described in Note 1, as if it had taken place on January 1, 1999.

                  The pro forma adjustments are as follows:

                  (D) Amortization of goodwill over 20 years ($57,000) and additional depreciation resulting from write-up of property and equipment to estimated fair value ($390,000).

                  (E) Interest expense increase of $1,359,000 as a result of acquisition financing.

                  (F) Bonus arrangement for Blum brothers (25% of annual consolidated EBIT in excess of $4,000,000). (Note that the historical statement of operations of K & B for the nine months ended September 30, 1999 does not include a provision for bonuses for the Blum brothers.)

                  (G) Tax effect of above adjustments and to provide for taxes on K & B's 1999 historical income using an assumed effective income tax rate of 50%.

(c) Exhibits.

The following Exhibits were filed with the Form 8-K filed December 22, 1999 and numbered as set forth below.

10.1 Stock Purchase Agreement, dated as of December 7, 1999, among CECO Environmental Corp., CECO Filters, Inc and the Stockholders of The Kirk & Blum Manufacturing Company and kbd/Technic, Inc. and Richard J. Blum, Lawrence J. Blum and David D. Blum.

10.2 Employment Agreement, dated as of December 7, 1999, between Richard J. Blum and CECO Group, Inc.

10.3 Stock Purchase Warrant, dated as of December 7, 1999, granted by CECO Environmental Corp. to Richard J. Blum

10.4 Employment Agreement, dated as of December 7, 1999, between Lawrence J. Blum and The Kirk & Blum Manufacturing Company.

10.5 Stock Purchase Warrant, dated as of December 7, 1999, granted by CECO Environmental Corp. to Lawrence J. Blum

10.6 Employment Agreement, dated as of December 7, 1999, between David D. Blum and The Kirk & Blum Manufacturing Company.

10.7 Stock Purchase Warrant, dated as of December 7, 1999, granted by CECO Environmental Corp. to David D. Blum

10.8 Credit Agreement, dated as of December 7, 1999, among PNC Bank, National Association, The Fifth Third Bank, and Bank One, N.A. and PNC Bank, National Association as agent, and CECO Group, Inc., CECO Filters, Inc., Air Purator Corporation, New Busch Co., Inc., The Kirk & Blum Manufacturing Company and kbd\Technic, Inc.

10.9 Promissory Note in the amount of $4,000,000, dated as of December 7, 1999, made by CECO Environmental Corp. and payable to Green Diamond Oil Corp.

10.10 Promissory Note in the amount of $500,000, dated as of December 7, 1999, made by CECO Environmental Corp. and payable to Harvey Sandler

10.11 Promissory Note in the amount of $500,000, dated as of December 7, 1999, made by CECO Environmental Corp. and payable to ICS Trustee Services, Ltd.

10.12 Warrant Agreement, dated as of December 7, 1999, among CECO Environmental Corp. and Green Diamond Oil Corp., Harvey Sandler and ICS Trustee Services, Ltd.

10.13 KDB\Technic, Inc. Voting Trust Agreement, dated as of December 7, 1999, Richard J. Blum, trustee

10.14 Consulting Agreement, dated as of June 1, 1999, between CECO Environmental Corp. and CECO Filters, Inc.

23.1  Consent of Independent Public Accountants, dated as of December 14, 1999

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CECO Environmental Corp.




                                            CECO ENVIRONMENTAL CORP.


Dated:  February 16, 2000                   /s/   Marshall J. Morris
                                            ----------------------------------
                                                  Marshall J. Morris
                                                  Chief Financial Officer